                                                                    EXHIBIT 4.6




                              CARNIVAL CORPORATION

                                       and

                      U.S. BANK TRUST NATIONAL ASSOCIATION,

                                   As Trustee

                           --------------------------

                          FIRST SUPPLEMENTAL INDENTURE

                           DATED AS OF APRIL 25, 2001

                           ---------------------------

                            Supplemental to Indenture


                           DATED AS OF APRIL 25, 2001

                                 --------------

                         Creating a series of Securities
                                   designated
                    2% Convertible Senior Debentures due 2021

                                TABLE OF CONTENTS

                                   ARTICLE ONE

             DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 101 DEFINITIONS......................................................2

                                   ARTICLE TWO

                               THE 2021 DEBENTURES

Section 201 DESIGNATION OF 2021 DEBENTURES; ESTABLISHMENT OF FORM............6
Section 202 TRANSFER AND EXCHANGE............................................8
Section 203 AMOUNT..........................................................13
Section 204 INTEREST........................................................14
Section 205 LIQUIDATED DAMAGES..............................................14
Section 206 DENOMINATIONS...................................................14
Section 207 PLACE OF PAYMENT................................................14
Section 208 REDEMPTION......................................................14
Section 209 CONVERSION......................................................14
Section 210 STATED MATURITY.................................................15
Section 211 REPURCHASE......................................................15
Section 212 DISCHARGE OF LIABILITY ON 2021 DEBENTURES.......................15
Section 213 OTHER TERMS OF 2021 DEBENTURES..................................15
Section 214 OWNERSHIP LIMITATION ON 2021 DEBENTURES.........................15
Section 215 PAYMENTS OF ADDITIONAL AMOUNTS..................................17

                                  ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

Section 301 PROVISIONS APPLICABLE ONLY TO 2021 DEBENTURES...................17
Section 302 REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.............17
Section 303 RESERVED........................................................18
Section 304 PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED..................18
Section 305 DISCHARGE OF LIABILITY ON SECURITIES............................18
Section 306 REPAYMENT TO THE COMPANY........................................19
Section 307 EVENTS OF DEFAULT...............................................19
Section 308 UNCONDITIONAL   RIGHT  OF  HOLDERS  TO  RECEIVE   PRINCIPAL,
            PREMIUM AND INTEREST............................................21
Section 309 REPORTS BY COMPANY..............................................21
Section 310 CONSOLIDATION, MERGER AND SALE..................................22
Section 311 SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS..............22
Section 312 SUPPLEMENTAL INDENTURE WITH CONSENT OF HOLDER...................22
Section 313 MAINTENANCE OF OFFICE OR AGENCY.................................23
Section 314 REDEMPTION......................................................24
Section 315 CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION...................24


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Section 316 OPTIONAL   REDEMPTION  OR  ASSUMPTION  OF  SECURITIES  UNDER
            CERTAIN CIRCUMSTANCES...........................................25

                                  ARTICLE FOUR

                                   CONVERSION

Section 401 CONVERSION RIGHTS...............................................25
Section 402 CONVERSION RIGHTS BASED ON COMMON STOCK PRICE...................25
Section 403 CONVERSION RIGHTS UPON NOTICE OF REDEMPTION.....................26
Section 404 CONVERSION RIGHTS UPON OCCURRENCE OF CERTAIN CORPORATE
            TRANSACTIONS....................................................26
Section 405 CONVERSION PROCEDURES...........................................26
Section 406 FRACTIONAL SHARES...............................................29
Section 407 TAXES ON CONVERSION.............................................29
Section 408 COMPANY TO PROVIDE COMMON STOCK.................................29
Section 409 ADJUSTMENT OF CONVERSION RATE...................................29
Section 410 NO ADJUSTMENT...................................................34
Section 411 ADJUSTMENT FOR TAX PURPOSES.....................................35
Section 412 NOTICE OF ADJUSTMENT............................................35
Section 413 NOTICE OF CERTAIN TRANSACTIONS..................................35
Section 414 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE
            ON CONVERSION PRIVILEGE.........................................36
Section 415 TRUSTEE'S DISCLAIMER............................................36
Section 416 VOLUNTARY INCREASE..............................................37

                                  ARTICLE FIVE

              REDEMPTION OF DEBENTURES AT THE OPTION OF THE COMPANY

Section 501 GENERAL.........................................................37

                                   ARTICLE SIX

              REPURCHASE OF 2021 DEBENTURES AT OPTION OF THE HOLDER

Section 601 GENERAL.........................................................37
Section 602 THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF
            REPURCHASE PRICE................................................39
Section 603 PURCHASE WITH CASH..............................................40
Section 604 PAYMENT BY ISSUANCE OF COMMON STOCK.............................40
Section 605 NOTICE OF ELECTION..............................................42
Section 606 COVENANTS OF THE COMPANY........................................43
Section 607 PROCEDURE UPON REPURCHASE.......................................43
Section 608 TAXES...........................................................43
Section 609 EFFECT OF REPURCHASE NOTICE.....................................44
Section 610 DEPOSIT OF REPURCHASE PRICE.....................................45
Section 611 SECURITIES REPURCHASED IN PART..................................45
Section 612 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
            SECURITIES......................................................45
Section 613 REPAYMENT TO THE COMPANY........................................46
Section 614 CONVERSION ARRANGEMENT ON REPURCHASE............................46

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                                  ARTICLE SEVEN

                    PURCHASE OF 2021 DEBENTURES AT OPTION OF
                        THE HOLDER UPON CHANGE IN CONTROL

Section 701 RIGHT TO REQUIRE REPURCHASE.....................................46
Section 702 EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.....................49
Section 703 DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.....................50
Section 704 SECURITIES PURCHASED IN PART....................................50
Section 705 COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
            SECURITIES......................................................51
Section 706 REPAYMENT TO THE COMPANY........................................51

                                  ARTICLE EIGHT

                            MISCELLANEOUS PROVISIONS

Section 801 INTEGRAL PART...................................................51
Section 802 GENERAL DEFINITIONS.............................................51
Section 803 ADOPTION, RATIFICATION AND CONFIRMATION.........................52
Section 804 COUNTERPARTS....................................................52
Section 805 GOVERNING LAW...................................................52
Section 806 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE
            ACT OF 1939.....................................................52
Section 807 EFFECT OF HEADINGS..............................................52
Section 808 SEVERABILITY OF PROVISIONS......................................52
Section 809 SUCCESSORS AND ASSIGNS..........................................52
Section 810 BENEFIT OF SUPPLEMENTAL INDENTURE...............................53
Section 811 ACCEPTANCE BY TRUSTEE...........................................53


ANNEX A     ...............................................................A-1
ANNEX B     ...............................................................B-1
Exhibit B-1 .............................................................B-1-1
Exhibit B-2 .............................................................B-2-1


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

                              CARNIVAL CORPORATION

                          FIRST SUPPLEMENTAL INDENTURE

      THIS FIRST SUPPLEMENTAL INDENTURE, dated as of April 25, 2001, between Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (the "Company"), and U.S. Bank Trust National Association, a national banking association organized and existing under the laws of the United States of America (the "Trustee").

                                   WITNESSETH

      WHEREAS, the Company has heretofore executed and delivered to the Trustee an Indenture, dated as of April 25, 2001 (the "Indenture"), providing for the issuance from time to time of its debentures, notes, bonds or other evidences of indebtedness (hereinafter called "Securities") in one or more fully registered series;

      WHEREAS, Section 9.1(7) of the Indenture provides that the Company and the Trustee may from time to time enter into one or more indentures supplemental thereto to establish the form or terms of Securities of a new series;

      WHEREAS, Section 3.1 of the Indenture provides that the Company may enter into supplemental indentures to establish the terms and provisions of a series of Securities issued pursuant to the Indenture;

      WHEREAS, the Company desires to issue 2% Convertible Senior Debentures due 2021 (the "2021 Debentures"), a new series of Security, the issuance of which was authorized by resolution of the Board of Directors of the Company, dated April 20, 2001;

      WHEREAS, the Company, pursuant to the foregoing authority, proposes in and by this First Supplemental Indenture (the "Supplemental Indenture") to supplement and amend in certain respects the Indenture insofar as it will apply only to the 2021 Debentures (and not to any other series); and

      WHEREAS, all things necessary have been done to make the 2021 Debentures, when executed by the Company and authenticated and delivered hereunder and duly issued by the Company, the valid obligations of the Company, and to make this Supplemental Indenture a valid agreement of the Company, in accordance with their and its terms.

      NOW THEREFORE:

      In consideration of the premises provided for herein, the Company and the Trustee mutually covenant and agree for the equal and proportionate benefit of all Holders of the 2021 Debentures as follows:

                                   ARTICLE ONE

                              DEFINITIONS AND OTHER
                        PROVISIONS OF GENERAL APPLICATION

Section 101 DEFINITIONS. For all purposes of the Indenture and this Supplemental Indenture relating to the series of Securities (consisting of Debentures) created hereby, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article have the meanings assigned to them in this Article. Each capitalized term that is used in this Supplemental Indenture but not defined herein shall have the meaning specified in the Indenture.

      "AGENT MEMBERS" has the meaning specified in Section 201.

      "APPLICABLE PROCEDURES" means, with respect to any transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary that are applicable to such transfer or exchange.

      "BENEFICIAL OWNER" has the meaning specified in Section 701(a).

      "CAPITAL STOCK" or "CAPITAL STOCK" of any Person means any and all shares, interests, partnership interests, participations, rights or other equivalents (however designated) of equity interests (however designated) issued by that Person.

      "CERTIFICATED SECURITY" means a Security that is in substantially the form attached hereto as ANNEX A.

      "CHANGE IN CONTROL" has the meaning specified in Section 701.

      "CHANGE IN CONTROL PURCHASE DATE" has the meaning specified in Section
701.

      "CHANGE IN CONTROL PURCHASE NOTICE" has the meaning specified in Section 701.

      "CHANGE IN CONTROL PURCHASE PRICE" has the meaning specified in Section
701.

      "Code" means the U.S. Internal Revenue Code of 1986, as amended.

      "COMMON STOCK" means the common stock, par value $0.01 per share, of the Company as it exists on the date of this Supplemental Indenture or any other shares of Capital Stock of the Company into which such common stock is reclassified or changed.

      "COMPANY NOTICE DATE" has the meaning specified in Section 603.

       "CONSOLIDATED NET WORTH" means, at any time, the Net Worth of the Company and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

      "CONVERSION AGENT" shall be the agent specified in Section 201.

      "CONVERSION DATE" has the meaning specified in Section 405.


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      "CONVERSION RATE" has the meaning specified in Section 401.

      "DEPOSITARY" has the meaning specified in Section 201(a).

      "DETERMINATION DATE" has the meaning specified in Section 409(d)(1).

      "DTC" has the meaning specified in Section 201(a).

      "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, or any successor statute.

      "EXPIRATION DATE" has the meaning specified in Section 409(d)(2).

      "EXPIRATION TIME" has the meaning specified in Section 409(d)(2).

      "EXCESS 2021 DEBENTURES" has the meaning specified in Section 214.

      "GAAP" means generally accepted accounting principles as in effect on the date of this Supplemental Indenture in the United States.

      "GLOBAL SECURITY" means a permanent Global Security that is in substantially the form attached hereto as ANNEX A and that includes the information and schedule called for by footnotes 1, 3 and 4 thereof and which is deposited with the Depositary or the Securities Custodian and registered in the name of the Depositary or its nominee.

      "INDENTURE" has the meaning specified in the recitals.

      "INSTITUTIONAL ACCREDITED INVESTORS" has the meaning specified in Section 201(b).

      "ISSUE DATE" of any 2021 Debenture means the date on which the 2021 Debenture was originally issued or deemed issued as set forth on the face of the 2021 Debenture.

      "LIQUIDATED DAMAGES" shall have the meaning set forth in the Registration Rights Agreement.

      "MARKET PRICE" has the meaning specified in Section 604.

      "NET WORTH" means, at any time with respect to the Company or a Subsidiary thereof, the net worth of the Company or such Subsidiary, as the case may be, determined in accordance with GAAP.

      "NYSE" has the meaning specified in Section 409(e).

      "OUTSTANDING", when used with respect to Securities or Securities of any series, means, as of the date of determination, all such Securities theretofore authenticated and delivered under this Indenture, except:

                  (1) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;


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                  (2) Securities for whose payment, repurchase or redemption money or Common Stock in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

                  (3) Securities which have been cancelled pursuant to Section
      3.9 of the Indenture or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

                  (4) Securities converted into Common Stock pursuant to the terms of the Indenture or such Securities;

PROVIDED, HOWEVER, that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which the Trustee knows to be so owned shall be so disregarded. Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Securities and that the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or of such other obligor.

      "PERMITTED HOLDERS" has the meaning specified in Section 701(a).

      "PURCHASED SHARES" has the meaning specified in Section 409(d)(2).

      "purchases" has the meaning specified in Section 409(d)(3).

      "QIB" has the meaning specified in Section 201(a).

      "REGISTRATION RIGHTS AGREEMENT" means the Registration Rights Agreement, dated as of April 25, 2001, between the Company and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

      "REPURCHASE DATE" has the meaning specified in Section 601.

      "REPURCHASE NOTICE" has the meaning specified in Section 601.

      "REPURCHASE PRICE" has the meaning specified in Section 601.

      "RESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is a Transfer Restricted Security.

      "RESTRICTED GLOBAL SECURITY" means a Global Security that is a Transfer Restricted Security.

      "RULE 144" means Rule 144 under the Securities Act or any successor to such Rule.

      "RULE 144A" means Rule 144A under the Securities Act or any successor to such Rule.

      "SALE PRICE" has the meaning specified in Section 604.

      "SECURITIES" has the meaning specified in the preamble of this Supplemental Indenture.

      "SECURITIES ACT" means the Securities Act of 1933, as amended, or any successor statute.

      "SECURITIES CUSTODIAN" means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

      "SIGNIFICANT SUBSIDIARY" means any Subsidiary, the Net Worth of which represents more than 10% of the Consolidated Net Worth of the Company and its Subsidiaries.

      "SUPPLEMENTAL INDENTURE" has the meanings specified in the recitals.

      "TENDER OFFER" has the meaning specified in Section 409(d)(3).

      "TENDERED SHARES" has the meaning specified in Section 409(d)(3).

      "TRADING DAY" means a day during which trading in securities generally occurs on the New York Stock Exchange or, if the Common Stock is not listed on the New York Stock Exchange, on the principal other national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not listed on a national or regional securities exchange, on the National Association of Securities Dealers Automated Quotation System or, if the Common Stock is not quoted on the National Association of Securities Dealers Automated Quotation System, on the other principal market on which the Common Stock is then traded.

      "TRANSFER CERTIFICATE" has the meaning specified in Section 202(b)(1).

      "TRANSFER RESTRICTED SECURITIES" has the meaning specified in Section 202(f)(1).

      "TRIGGER EVENT" has the meaning specified in Section 409(c).

      "TRIGGERING DISTRIBUTION" has the meaning specified in Section 409(d)(1).

      "2021 DEBENTURES" has the meaning specified in the recitals.

      "UNRESTRICTED CERTIFICATED SECURITY" means a Certificated Security which is not a Transfer Restricted Security.

      "UNRESTRICTED GLOBAL SECURITY" means a Global Security which is not a Transfer Restricted Security.

      "VOTING STOCK" means any class or classes of Capital Stock pursuant to which the holders thereof under ordinary circumstances have the power to vote in the election of the board of directors, managers or trustees of any Person (or other Persons performing similar functions), irrespective of whether or not, at the time, Capital Stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency.

                                  ARTICLE TWO

                               THE 2021 DEBENTURES

Section 201       DESIGNATION OF 2021 DEBENTURES; ESTABLISHMENT OF FORM.

      There shall be a series of Securities designated "2% Convertible Senior Debentures due 2021" of the Company, and the form thereof shall be substantially as set forth in ANNEX A hereto, which is incorporated into and shall be deemed a part of this Supplemental Indenture, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers of the Company executing such 2021 Debentures, as evidenced by their execution of the 2021 Debentures.

            (a) RESTRICTED GLOBAL SECURITIES. All of the 2021 Debentures are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually a "QIB") in reliance on Rule 144A under the Securities Act and shall be issued initially in the form of one or more Restricted Global Securities, which shall be deposited on behalf of the purchasers of the 2021 Debentures represented thereby with the Trustee, at its Corporate Trust Office, as Securities Custodian for the depositary, The Depository Trust Company ("DTC") (such depositary, or any successor thereto, being hereinafter referred to as the "Depositary'), and registered in the name of its nominee, Cede & Co., duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of a Restricted Global Security may from time to time be increased or decreased by adjustments made on the records of the Securities Custodian as hereinafter provided, subject in each case to compliance with the Applicable Procedures.

            (b) INSTITUTIONAL ACCREDITED INVESTOR SECURITIES. Except as provided in this Section 201 or Section 202, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of Certificated Securities. Securities offered and sold within the United States to institutional accredited investors as defined in Rule 501(a)(1), (2), (3) and
(7) under the Securities Act ("Institutional Accredited Investors") shall be issued, initially in the form of Certificated Securities, duly executed by the Company and authenticated by the Trustee as hereinafter provided.

            (c) GLOBAL SECURITIES IN GENERAL. Each Global Security shall represent such of the Outstanding 2021 Debentures as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of Outstanding 2021 Debentures from time to time endorsed thereon and that the aggregate principal amount of Outstanding 2021 Debentures represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such 2021 Debentures. Any endorsement of a Global Security to reflect the amount of any increase or decrease in the principal amount of Outstanding 2021 Debentures represented thereby shall be made by the Securities Custodian in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian.

            Neither any members of, or participants in, the Depositary ("Agent Members") nor any other Persons on whose behalf Agent Members may act shall have rights under this Indenture with respect to any Global Security held in the name of the Depositary or any nominee thereof, or under the Global Security, and the Depositary (including, for this purpose, its nominee) may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall (A) prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or (B) impair, as between the Depositary, its Agent Members and any other Person on whose behalf an Agent Member may act, the operation of customary practices governing the exercise of the rights of a Holder of any 2021 Debenture.

            (d) CERTIFICATED SECURITIES. Certificated Securities shall be issued only under the limited circumstances provided in Sections 201(b), 202(a)(1) and 202(b) hereof.

            (e) PAYING AGENT AND CONVERSION AGENT. The Company shall maintain an office or agency where 2021 Debentures may be presented for purchase or payment ("Paying Agent") and an office or agency where 2021 Debentures may be presented for conversion ("Conversion Agent"). The Company may have one or more additional paying agents and one or more additional conversion agents.

            The Company shall enter into an appropriate agency agreement with any Paying Agent or Conversion Agent (other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 6.7 of the Indenture. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent or Conversion Agent.

      The Company initially appoints the Trustee as Conversion Agent and Paying Agent in connection with the 2021 Debentures.

Section 202       TRANSFER AND EXCHANGE.

            (a)   TRANSFER AND EXCHANGE OF GLOBAL SECURITIES.

                  (1) Except as provided in Section 202(b), Certificated Securities shall be issued in exchange for interests in the Global Securities only if (x) the Depositary notifies the Company that it is unwilling or unable to continue as depositary for the Global Securities or if it at any time ceases to be a "clearing agency" registered under the Exchange Act if so required by applicable law or regulation and a successor depositary is not appointed by the Company within 90 days, or
      (y) an Event of Default has occurred and is continuing. In either case, the Company shall execute, and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver Certificated Securities in an aggregate principal amount equal to the principal amount of such Global Securities in exchange therefor. Only Restricted Certificated Securities shall be issued in exchange for beneficial interests in Restricted Global Securities, and only Unrestricted Certificated Securities shall be issued in exchange for beneficial interests in Unrestricted Global Securities. Certificated Securities issued in exchange for beneficial interests in Global Securities shall be registered in such names and shall be in such authorized denominations as the Depositary, pursuant to instructions from its direct or indirect participants or otherwise, shall instruct the Trustee. The Trustee shall deliver or cause to be delivered such Certificated Securities to the persons in whose names such Securities are so registered. Such exchange shall be effected in accordance with the Applicable Procedures. Nothing herein shall require the Trustee to communicate directly with beneficial owners, and the Trustee shall in connection with any transfers hereunder be entitled to rely on instructions received through the registered Holder.

                  In the event that Certificated Securities are issued in exchange for beneficial interests in Global Securities in accordance with the foregoing paragraph and, thereafter, the events or conditions specified in this Section 202(a)(1) which required such exchange shall have ceased to exist, the Company shall mail notice to the Trustee and to the Holders stating that Holders may exchange Certificated Securities for interests in Global Securities by complying with the procedures set forth in this Indenture and briefly describing such procedures and the events or circumstances requiring that such notice be given.

                  (2) Notwithstanding any other provisions of this Supplemental Indenture other than the provisions set forth in Section 202(a)(1) hereof, a Global Security may not be transferred, except as a whole by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary. Nothing in this Section 202(a)(2) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this
      Section 202.

            (b) RESTRICTIONS ON TRANSFER OF A BENEFICIAL INTEREST IN A GLOBAL SECURITY FOR A CERTIFICATED SECURITY. A beneficial interest in a Global Security may not be exchanged for a

Certificated Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a request in the form satisfactory to the Trustee from the Depositary or its nominee on behalf of a person having a beneficial interest in a Global Security to register the transfer of all or a portion of such beneficial interest in accordance with Applicable Procedures for a Certificated Security, together with:

                  (1) in the case of a request to register the transfer of a beneficial interest in a Restricted Global Security, a certificate (a "TRANSFER CERTIFICATE"), in substantially the form set forth in Exhibit B-1, and a certification in substantially the form set forth in Exhibit B-2, that such beneficial interest in the Restricted Global Security is being transferred to an Institutional Accredited Investor;

                  (2) written instructions to the Trustee to make, or direct the
            Security Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the 2021 Debentures represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such decrease; and

                  (3) if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in Section 202(f)(1),

      then the Trustee shall cause, or direct the Security Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Security Registrar, the aggregate principal amount of 2021 Debentures represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall authenticate and deliver such Certificated Security and shall debit or cause to be debited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

            (c) TRANSFER AND EXCHANGE OF CERTIFICATED SECURITIES. When Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  (1) to register the transfer of the Certificated Securities to a person who will take delivery thereof in the form of Certificated Securities only; or

                  (2) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

such Security Registrar shall register the transfer or make the exchange as requested; PROVIDED, HOWEVER, that the Certificated Securities presented or surrendered for register of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section
      3.5 of the Indenture; and

                  (2) in the case of a Restricted Certificated Security, such request shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Restricted Certificated Security is being
            delivered to the Security Registrar by a Holder for registration in the name of such Holder, without transfer, or such Restricted Certificated Security is being transferred to the Company or a Subsidiary of the Company, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate)

                        (B) if such Restricted Certificated Security is being
            transferred to a person the Holder reasonably believes is a QIB in accordance with Rule 144A or pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                        (C) if such Restricted Certificated Security is being
            transferred to an Institutional Accredited Investor, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), a certification from the Institutional Accredited Investor to whom such Restricted Certificated Security is being transferred in substantially the form set forth in Exhibit B-2, and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to them as to the compliance with the restrictions set forth in the legend described in Section 202(f)(1).

                        (D) if such Restricted Certificated Security is being
            transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or
            (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the Holder (in substantially the form set forth in the Transfer Certificate) and, if the Company or such Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and such Security Registrar to the effect that such transfer is in compliance with the Securities Act.

            (d) TRANSFER OF A BENEFICIAL INTEREST IN A RESTRICTED GLOBAL SECURITY FOR A BENEFICIAL INTEREST IN AN UNRESTRICTED GLOBAL SECURITY. Any person having a beneficial interest in a Restricted Global Security may upon request, subject to the Applicable Procedures, transfer such beneficial interest to a person who is required or permitted to take delivery thereof in the form of an Unrestricted Global Security. Upon receipt by the Trustee of written instructions or such other form of instructions as is customary for the Depositary, from the Depositary or its nominee on behalf of any person having a beneficial interest in a Restricted Global Security and the following additional information and documents in such form as is customary for the Depositary from the Depositary or its nominee on behalf of the person having such beneficial interest in the Restricted Global Security (all of which may be submitted by facsimile or electronically):

                  (1) if such beneficial interest is being transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate); or

                  (2) if such beneficial interest is being transferred (i) pursuant to an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from the transferor (in substantially the form set forth in the Transfer Certificate) and, if the Company or the Trustee so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act, the Trustee, as a Security Registrar and Securities Custodian, shall reduce or cause to be reduced the aggregate principal amount of the Restricted Global Security by the appropriate principal amount and shall increase or cause to be increased the aggregate principal amount of the Unrestricted Global Security by a like principal amount. Such transfer shall otherwise be effected in accordance with the Applicable Procedures. If no Unrestricted Global Security is then outstanding, the Company shall execute and the Trustee shall, upon receipt of a Company Order (which the Company agrees to deliver promptly), authenticate and deliver an Unrestricted Global Security.

            (e) TRANSFERS OF CERTIFICATED SECURITIES FOR BENEFICIAL INTEREST IN GLOBAL SECURITIES. If Certificated Securities are presented by a Holder to a Security Registrar with a request:

                  (1) to register the transfer of such Certificated Securities to a person who will take delivery thereof in the form of a beneficial interest in a Global Security, which request shall specify whether such Global Security will be a Restricted Global Security or an Unrestricted Global Security; or

                  (2) to exchange such Certificated Securities for an equal principal amount of beneficial interests in a Global Security, which beneficial interests will be owned by the Holder transferring such Certificated Securities (provided that in the case of such an exchange, Restricted Certificated Securities may be exchanged only for Restricted Global Securities and Unrestricted Certificated Securities may be exchanged only for Unrestricted Global Securities), the Security Registrar shall register the transfer or make the exchange as requested by canceling such Certificated Security and causing, or directing the Securities Custodian to cause, the aggregate principal amount of the applicable Global Security to be increased accordingly and, if no such Global Security is then outstanding, the Company shall issue and the Trustee shall authenticate and deliver a new Global Security; provided, however, that the Certificated Securities presented or surrendered for registration of transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in accordance with the fifth paragraph of Section
      3.5 of the Indenture;

                  (2) in the case of a Restricted Certificated Security to be transferred for a beneficial interest in an Unrestricted Global Security, such request shall be accompanied by the following additional information and documents, as applicable:

                        (A) if such Restricted Certificated Security is being
            transferred pursuant to an effective registration statement under the Securities Act, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate); or

                        (B) if such Restricted Certificated Security is being
            transferred pursuant to (i) an exemption from the registration requirements of the Securities Act in accordance with Rule 144 or
            (ii) pursuant to an exemption from the registration requirements of the Securities Act (other than pursuant to Rule 144A or Rule 144) and as a result of which, in the case of a Security transferred pursuant to this clause (ii), such Security shall cease to be a "restricted security" within the meaning of Rule 144, a certification to that effect from such Holder (in substantially the form set forth in the Transfer Certificate), and, if the Company or the Security Registrar so requests, a customary opinion of counsel, certificates and other information reasonably acceptable to the Company and the Trustee to the effect that such transfer is in compliance with the Securities Act;

                  (3) in the case of a Restricted Certificated Security to be transferred or exchanged for a beneficial interest in a Restricted Global Security, such request shall be accompanied by a certification from such Holder (in substantially the form set forth in the Transfer Certificate) to the effect that such Restricted Certificated Security is being transferred to a person the Holder reasonably believes is a QIB (which, in the case of an exchange, shall be such Holder) in accordance with Rule 144A; and

                  (4) in the case of an Unrestricted Certificated Security to be transferred or exchanged for a beneficial interest in an Unrestricted Global Security, such request need not be accompanied by any additional information or documents.

            (f) LEGENDS.

                  (1) Except as permitted by the following paragraphs (2) and
      (3), each Global Security and Certificated Security (and all Securities issued in exchange therefor or upon registration of transfer or replacement thereof and any Common Stock issuable upon conversion thereof) shall bear a legend in substantially the form called for by footnote 2 to ANNEX A hereto (each a "TRANSFER RESTRICTED SECURITY" for so long as such Security or Common Stock issuable upon conversion thereof is required by this Indenture to bear such legend). Each Transfer Restricted Security shall have attached thereto a Transfer Certificate in substantially the form set forth in EXHIBIT B-1 hereto.

                  (2) Upon any sale or transfer of a Transfer Restricted Security (x) pursuant to Rule 144, (y) pursuant to an effective registration statement under the Securities Act or (z) pursuant to any other available exemption (other than Rule 144A) from the registration requirements of the Securities Act and as a result of which, in the case of a Security transferred pursuant to this clause (z), such Security shall cease to be a "restricted security" within the meaning of Rule 144:

                        (A) in the case of any Restricted Certificated Security,
            any Security Registrar shall permit the Holder thereof to exchange such Restricted Certificated Security for an Unrestricted Certificated Security, or (under the circumstances described in Section 202(e) hereof) to transfer such Restricted Certificated Security to a transferee who shall take such Security in the form of a beneficial interest in an Unrestricted Global Security, and in each case shall rescind any restriction on the transfer of such Security; PROVIDED, HOWEVER, that the Holder of such Restricted Certificated Security shall, in connection with such exchange or transfer, comply with the other applicable provisions of this
            Section 202; and

                        (B) in the case of any beneficial interest in a
            Restricted Global Security, the Trustee shall permit the beneficial owner thereof to transfer such beneficial interest to a transferee who shall take such interest in the form of a beneficial interest in an Unrestricted Global Security and shall rescind any restriction on transfer of such beneficial interest; PROVIDED, HOWEVER, that such Unrestricted Global Security shall continue to be subject to the provisions of Section 202(a)(2) hereof, and PROVIDED FURTHER, HOWEVER, that the owner of such beneficial interest shall, in connection with such transfer, comply with the other applicable provisions of this Section 202.

                  (3) Upon the exchange, registration of transfer or replacement of Securities not bearing the legend described in paragraph (1) above, the Company shall execute, the Trustee shall authenticate and deliver Securities that do not bear such legend and which do not have a Transfer Certificate attached thereto.

            (g) TRANSFERS TO THE COMPANY. Nothing in this Supplemental Indenture or in the Securities shall prohibit the sale or other transfer of any Securities (including beneficial interests in Global Securities) to the Company or any of its Subsidiaries, which Securities shall thereupon be canceled in accordance Section 3.9 of the Indenture.

Section 203       AMOUNT.

            (a) The Trustee shall authenticate and deliver 2021 Debentures for original issue in an aggregate principal amount of up to $600,000,000 upon a Company Order for the authentication and delivery of 2021 Debentures, without any further action by the Company. The aggregate principal amount of 2021 Debentures that may be authenticated and delivered under the Indenture may not exceed the amount set forth in the foregoing sentence, except for 2021 Debentures authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other 2021 Debentures pursuant to Section 202 of this Supplemental Indenture or Section 2.4, 3.4, 3.5, 3.6 or 11.7 of the Indenture.

            (b) The Company may not issue new 2021 Debentures to replace 2021 Debentures that it has paid or delivered to the Trustee for cancellation or that any Holder has converted pursuant to Article Four.

Section 204       INTEREST.

      The principal of the 2021 Debentures shall bear interest at the rate of 2% per annum from April 25, 2001 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, payable semiannually in arrears on April 15 and October 15 of each year, commencing October 15, 2001, to the Persons in whose names the 2021 Debentures are registered at the close of business on the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Interest on the 2021 Debentures will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Section 205       LIQUIDATED DAMAGES.

      Liquidated Damages with respect to the 2021 Debentures shall be payable in accordance with the provisions and in the amounts set forth in the Registration Rights Agreement.

Section 206       DENOMINATIONS.

      The 2021 Debentures shall be in fully registered form without coupons in denominations of $1,000 of principal amount or any integral multiple thereof.

Section 207       PLACE OF PAYMENT.

      The Place of Payment for the 2021 Debentures and the place or places where the 2021 Debentures may be surrendered for registration of transfer, exchange, repurchase, redemption or conversion and where notices may be given to the Company in respect of the 2021 Debentures is at the office of the Trustee in New York, New York and at the agency of the Trustee maintained for that purpose at the office of the Trustee; PROVIDED, HOWEVER, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register (as defined in the Indenture).

Section 208       REDEMPTION.

            (a) There shall be no sinking fund for the retirement of the 2021 Debentures.

            (b) The Company, at its option, may redeem the 2021 Debentures on or after April 15, 2008 in accordance with the provisions and at the Redemption Price set forth under the captions "Optional Redemption" and "Notice of Redemption" in the 2021 Debentures and in accordance with the provisions of the Indenture and this Supplemental Indenture, including, without limitation, Article Five.

Section 209       CONVERSION.

      The 2021 Debentures shall be convertible in accordance with the provisions and at the Conversion Rate set forth under the caption "Conversion" in the 2021 Debentures and in accordance with the provisions of the Indenture and this Supplemental Indenture, including, without limitation, Article Four.

Section 210       STATED MATURITY.

      The date on which the principal of the 2021 Debentures is due and payable, unless earlier converted, accelerated, redeemed or repurchased pursuant to the Indenture or this Supplemental Indenture, shall be April 15, 2021.

Section 211       REPURCHASE.

            (a) The 2021 Debentures shall be repurchased by the Company, at the option of the Holder in accordance with the provisions and at the Repurchase Price set forth under the caption "Repurchase by the Company at the Option of the Holder" in the 2021 Debentures and in accordance with the provisions of the Indenture and this Supplemental Indenture, including, without limitation, Article Six.

            (b) The 2021 Debentures shall be purchased by the Company in accordance with the provisions and at the Change in Control Purchase Price set forth under the caption "Purchase of Securities at Option of Holder Upon a Change in Control" in the 2021 Debentures and in accordance with the provisions of this Supplemental Indenture, including, without limitation, Article Seven.

Section 212       DISCHARGE OF LIABILITY ON 2021 DEBENTURES.

      The 2021 Debentures may be discharged by the Company in accordance with the provisions of Article Four of the Indenture, as amended by Section 305 hereof.

Section 213       OTHER TERMS OF 2021 DEBENTURES.

      Without limiting the foregoing provisions of this Article, the terms of the 2021 Debentures shall be as set forth in the form of the 2021 Debentures set forth in ANNEX A hereto and as provided in the Indenture.

Section 214       OWNERSHIP LIMITATION ON 2021 DEBENTURES

      The 2021 Debentures shall have the following ownership limitations, as set forth more fully in Annex B.

      No Holder of 2021 Debentures shall effect a transfer of a 2021 Debenture which would result in the ownership, whether direct, indirect or by construction, by any one Person or group of related Persons by virtue of the attribution provisions of the Code, other than Arison holders, of more than 4.9% of the Company's Common Stock, whether measured by vote, value or number of shares. For purposes of calculating a holder's Common Stock holdings, the conversion of the 2021 Debentures and other convertible securities issued by the Company held by such Person or group of Persons shall be deemed effected. If any Person attempts to acquire 2021 Debentures in violation of the 4.9% ownership limitation, the putative transfer to such Person shall be void, and the intended transferee shall acquire no rights to the 2021 Debentures.

For purposes of this 4.9% limitation, a "transfer" will include any sale, transfer, gift, assignment, devise or other disposition, whether voluntary or involuntary, whether of record, constructively or beneficially, and whether by operation of law or otherwise.

      Upon any prohibited transfer of 2021 Debentures resulting in the ownership of 2021 Debentures and shares of Common Stock by any person in violation of the 4.9% limit or causing the Company to be subject to United States federal shipping or aircraft income taxation, those debentures the ownership of which is in excess of the 4.9% limit or would cause the Company to be subject to United States federal shipping or aircraft income tax shall automatically be designated as "Excess 2021 Debentures."

      The Company may waive such 4.9% limit and related transfer restrictions if evidence satisfactory to the Company's board of directors and tax counsel is presented that such ownership will not jeopardize the Company's exemption from United States income taxation on gross income from the international operation of a ship or ships, within the meaning of Section 883 of the Code. The board of directors may also terminate the 4.9% limit and transfer restrictions generally at any time for any reason.

      Excess 2021 Debentures shall be transferred to a trust. The trustee of such trust shall be appointed by the Company and shall be independent of the Company and the purported holder of the Excess 2021 Debentures. The beneficiary of such trust shall be one or more charitable organizations selected by the trustee of such trust. The trust shall be deemed to own the 2021 Debentures on behalf of the beneficiary of such trust on the day prior to the date of the putative violative transfer.

      At the direction of the Company's board of the directors, the trustee of such trust shall transfer the Excess 2021 Debentures held in trust to a person or persons (including the Company) whose ownership of such Excess 2021 Debentures shall not violate the 4.9% limit or otherwise cause the Company to become subject to United States shipping income tax within 180 days after the later of the transfer or other event that resulted in such Excess 2021 Debentures or the Company becomes aware of such transfer or event. If such a transfer is made, the interest of the charitable beneficiary will terminate, the designation of 2021 Debentures shares as Excess 2021 Debentures will cease and the holder of the Excess 2021 Debentures will receive the payment that reflects a price per debenture for such Excess 2021 Debentures equal to the lesser of (i) the price received by the trustee of such trust for the sale or other disposition of the 2021 Debentures held in trust, and (ii) the price paid by the prohibited transferee for the 2021 Debentures, or, if the prohibited transferee did not give value for such 2021 Debentures, the market price of the 2021 Debentures on the date of the event that resulted in the Excess 2021 Debentures. A prohibited transferee or holder of the Excess 2021 Debentures will not be permitted to receive an amount that reflects any appreciation in the Excess 2021 Debentures during the period that such Excess 2021 Debentures were outstanding. Any amount received in excess of the amount permitted to be received by the prohibited transferee or holder of the Excess 2021 Debentures shall be turned over to the charitable beneficiary of the trust.

      In the event that the foregoing restrictions are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the intended transferee or holder of any Excess 2021 Debentures may be deemed, at the Company's option, to have acted as an agent on the Company's behalf in acquiring or holding such Excess 2021 Debentures and to hold such Excess 2021 Debentures on the Company's behalf.

      The Company shall have the right to purchase any Excess 2021 Debentures held by the trust for a period of 90 days from the later of (i) the date the transfer or other event resulting in Excess 2021 Debentures has occurred and
(ii) the date the Company determines in good faith that a transfer or other event resulting in Excess 2021 Debentures has occurred. The price per Excess 2021 Debenture to be paid by the Company shall be equal to the lesser of (i) the price per debenture paid in the transaction that created such Excess 2021 Debentures (or, in the case of certain other events, the market price per debenture for the Excess 2021 Debentures on the date of such event), or (ii) the lowest market price for the Excess 2021 Debentures at any time after their designation as Excess 2021 Debentures and prior to the date the Company accepts such offer.

      The Trustee shall have no responsibility to monitor the ownership of the 2021 Debentures.

Section 215       PAYMENTS OF ADDITIONAL AMOUNTS.

      Sections 10.5 and 11.8 of the Indenture shall apply to the 2021
Debentures.

                                 ARTICLE THREE

                           AMENDMENTS TO THE INDENTURE

Section 301       PROVISIONS APPLICABLE ONLY TO 2021 DEBENTURES.

      The Provisions contained herein shall apply to the 2021 Debentures only and not to any other series of Security issued under the Indenture and any covenants provided herein are expressly being included solely for the benefit of the 2021 Debentures and not for the benefit of any other series of Security issued under the Indenture. These amendments shall be effective for so long as there remain any 2021 Debentures Outstanding.

Section 302       REGISTRATION, REGISTRATION OF TRANSFER AND EXCHANGE.

      The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by replacing the seventh paragraph of
Section 3.5 with the following paragraph:

      The Company shall not be required (i) to issue, register the transfer of or exchange the Securities of any series during a period beginning at the opening of business 15 days before the day of the mailing of a notice of redemption of Securities of that series selected for redemption and ending at the close of business on the day of such mailing, (ii) to register the transfer of or exchange any 2021 Debenture so selected for redemption in whole or in part, except the unredeemed portion of any 2021 Debenture being redeemed in part, or (iii) to exchange or register a transfer of any 2021 Debenture or portions thereof in respect of which a Change in Control Purchase Notice or Repurchase Notice has been delivered and not withdrawn by the

Holder thereof (except, in the case of the purchase of a 2021 Debenture in part, the portion not to be purchased).

Section 303       RESERVED.

Section 304       PAYMENT OF INTEREST; INTEREST RIGHTS PRESERVED.

      The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by inserting the following paragraph before the final paragraph in Section 3.7 of the Indenture:

      On conversion of a Holder's 2021 Debentures, such Holder shall not receive any cash payment of interest (unless such 2021 Debentures or portions thereof have been called for redemption in accordance with Article 5 hereof on a Redemption Date that occurs between a Regular Record Date and the third business day after the Interest Payment Date to which it relates). The Company's delivery to a Holder of the full number of shares of Common Stock into which a 2021 Debenture is convertible, together with any cash payment for such Holder's fractional shares, or cash or a combination of cash and Common Stock in lieu thereof, shall be deemed to satisfy the Company's obligation to pay the principal amount at maturity of the 2021 Debenture and to satisfy the Company's obligation to pay accrued interest attributable to the period from the most recent Interest Payment Date through the Conversion Date.

      Notwithstanding the above, if any 2021 Debentures are converted after a Regular Record Date but prior to the next succeeding Interest Payment Date, Holders of such 2021 Debentures at the close of business on such Regular Record Date shall receive the interest payable on such 2021 Debentures on the corresponding Interest Payment Date notwithstanding the conversion. Such 2021 Debentures, upon surrender for conversion, must be accompanied by funds equal to the amount of interest payable on the principal amount of the 2021 Debentures so converted, unless such 2021 Debentures have been called for redemption on a Redemption Date that occurs between a Regular Record Date and the third business day after the Interest Payment Date to which it relates, in which case no such payment shall be required.

Section 305       DISCHARGE OF LIABILITY ON SECURITIES.

      When (i) the Company delivers to the Trustee or any Paying Agent all Outstanding 2021 Debentures (other than 2021 Debentures replaced pursuant to
Section 3.6 of the Indenture) for cancellation or (ii) all Outstanding 2021 Debentures have become due and payable and the Company deposits with the Trustee or any Paying Agent cash or, if expressly permitted by the terms of the 2021 Debentures, Common Stock sufficient to pay all amounts due and owing on all Outstanding 2021 Debentures (other than 2021 Debentures replaced pursuant to
Section 3.6), and if in either case the Company pays all other sums payable hereunder by the Company, then this Supplemental Indenture shall, subject to
Section 6.7 of the Indenture, cease to be of further effect, except for the indemnification of the Trustee, which shall survive. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Supplemental Indenture on demand of the Company accompanied by an Officers' Certificate and Opinion of Counsel and at the reasonable cost and expense of the Company.

Section 306       REPAYMENT TO THE COMPANY.

      The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the 2021 Debentures that remains unclaimed for two years, subject to applicable unclaimed property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Holders of 2021 Debentures with respect to such money or securities for that period commencing after the return thereof.

Section 307       EVENTS OF DEFAULT.

      The Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by replacing Section 5.1 with the following paragraph:

      "Event of Default", wherever used herein, means with respect to the 2021 Debentures any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

                  (1) default in the payment of any interest upon any 2021 Debenture when it becomes due and payable or in the payment of any Liquidated Damages pursuant to the Registration Rights Agreement, and continuance of such default for a period of 30 days; or

                  (2) default in the payment of the principal amount at its Maturity on the 2021 Debentures (or upon declaration of acceleration thereof), the Repurchase Price, when due, or the Change in Control Purchase Price, when due; or

                  (3) a default under any bonds, debentures, notes or other evidences of indebtedness for money borrowed by the Company or a Subsidiary or under any mortgages, indentures or instruments under which there may be issued or by which there may be secured or evidenced any indebtedness for money borrowed by the Company or a Subsidiary, whether such indebtedness now exists or shall hereafter be created, which indebtedness, individually or in the aggregate, is in excess of $30,000,000 principal amount (excluding any such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which Subsidiary is nonrecourse to the Company or any other Subsidiary), which default shall constitute a failure to pay any portion of the principal of or interest on such indebtedness when due and payable after the expiration of any applicable grace or cure period with respect thereto or shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such indebtedness having been discharged, or such acceleration having been rescinded or annulled, within a period of 30 days after there shall have been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 2021 Debentures a written notice specifying such default and requiring the Company to cause such indebtedness to be discharged or cause such acceleration to be rescinded or annulled and stating that such notice is a "Notice of Default" hereunder; or

                  (4) default by the Company in the performance, or breach, of any covenant or warranty of the Company in the Indenture or this Supplemental Indenture for the benefit of the 2021 Debentures (other than a covenant or warranty a default in whose performance or whose breach is elsewhere in this Section 501 specifically dealt with), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding 2021 Debentures a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" hereunder; or

                  (5) the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or a Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or a Significant Subsidiary under any applicable Federal, State or foreign law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of the affairs of the Company or a Significant Subsidiary, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

                  (6) the commencement by the Company or a Significant Subsidiary of a voluntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either the Company or a Significant Subsidiary to the entry of a decree or order for relief in respect of the Company or a Significant Subsidiary in an involuntary case or proceeding under any applicable Federal, State or foreign bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against either the Company or a Significant Subsidiary, or the filing by either the Company or a Significant Subsidiary of a petition or answer or consent seeking reorganization or relief under any applicable Federal, State or foreign law, or the consent by either the Company or a Significant Subsidiary to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or a Significant Subsidiary or of any substantial part of their respective properties, or the making by either the Company or a Significant Subsidiary of an assignment for the benefit of creditors, or the admission by either the Company or a Significant Subsidiary in writing of an inability to pay the debts of either the Company or a Significant Subsidiary generally as they become due, or the taking of corporate action by the Company or a Significant Subsidiary in furtherance of any such action.

Section 308 UNCONDITIONAL RIGHT OF HOLDERS TO RECEIVE PRINCIPAL, PREMIUM AND INTEREST.

      Notwithstanding any other provision in this Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of (and premium, if any) and (subject to Section 3.7 of the Indenture) interest on such Security on the Stated Maturity or Maturities expressed in such Security (or in the case of redemption, to receive the Redemption Price on the Redemption Date, in the case of a repurchase, to receive the Repurchase Price on the Repurchase Date, or in the case of a Change in Control, to receive the Change in Control Purchase Price on the Change in Control Purchase Date) and to institute suit for the enforcement of any such payment on or after such respective dates, and such rights shall not be impaired without the consent of such Holder.

Section 309       REPORTS BY COMPANY.

      The Company shall (1) provide to the Trustee, within 15 days after the Company is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Company may be required to file with the Commission pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934; or, if the Company is not required to file information, documents or reports pursuant to either of said Sections, then it shall provide to the Trustee and file with the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such of the supplementary and periodic information, documents and reports which may be required pursuant to Section 13 of the Securities Exchange Act of 1934 in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations;

                  (2) file with the Trustee and the Commission, in accordance with rules and regulations prescribed from time to time by the Commission, such additional information, documents and reports with respect to compliance by the Company with the conditions and covenants of this Indenture as may be required from time to time by such rules and regulations; and

                  (3) transmit by mail to all Securityholders, as their names and addresses appear in the Security Register, within 30 days after the filing thereof with the Trustee, such summaries of any information, documents and reports required to be filed by the Company pursuant to paragraphs (1) and (2) of this Section as may be required by rules and regulations prescribed from time to time by the Commission.

                  If at any time while any of the Securities are "restricted securities" within the meaning of Rule 144, the Company is no longer subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will prepare and will furnish to any Holder, any beneficial owner of Securities and any prospective purchaser of Securities designated by a Holder or a beneficial owner of Securities, promptly upon request, the information required pursuant to Rule 144A(d)(4) (or any successor thereto) under the Securities Act in connection with the offer, sale or transfer of Securities.

Section 310       CONSOLIDATION, MERGER AND SALE.

      Section 8.1 of the Indenture is, with respect to the 2021 Debentures only, hereby amended and restated in its entirety to read as follows:

            The Company shall not consolidate with or merge into any other entity or convey or transfer its properties and assets substantially as an entirety to any entity, unless:

      (a) the successor or transferee entity is a corporation, limited liability company trust or partnership organized under the laws of the United States or any State of the United States or the District of Columbia or the Republic of Panama or any other country recognized by the United States and all political subdivisions of such countries;

      (b) the successor or transferee entity, if other than the Company, expressly assumes by a supplemental indenture executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the due and punctual payment of the principal of, any premium on and any interest on, all the outstanding 2021 Debentures and the performance of every covenant in the Indenture (as supplemented by this Supplemental Indenture) to be performed or observed by the Company and provides for conversion rights in accordance with applicable provisions of the Indenture and this Supplemental Indenture;

      (c) immediately after giving the effect to the transaction, no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default, has occurred and is continuing; and

      (d) the Company has delivered to the Trustee an officers' certificate and an opinion of counsel, each in the form required by the Indenture and this Supplemental Indenture, stating that such consolidation, merger, conveyance or transfer and such supplemental indenture comply with the foregoing provisions relating to such transaction.

Section 311       SUPPLEMENTAL INDENTURES WITHOUT CONSENT OF HOLDERS.

      Section 9.1 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by inserting the following paragraph:

      (12) to add any rights for the benefit of Holders of 2001 Debentures; and

      (13) to provide any additional events of default.

      Section 312 Supplemental Indenture with Consent of Holder.

      Section 9.2 of the Indenture is, with respect to the 2021 Debentures only, hereby amended and restated in its entirety to read as follows:

      With the consent of the Holders of not less than a majority in principal amount of the Outstanding 2021 Debentures, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may from time to time and at any time enter into an indenture or indentures supplemental hereto (which shall conform to the provisions of the Trust Indenture Act of 1939 as in force at the date of execution thereof) for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of any supplemental indenture or of modifying in any manner the rights of the Holders of 2021 Debentures; provided, however, that no such supplemental indenture shall (i) change the Maturity of any payment of principal of, or any premium on, or any installment of interest on any 2021 Debenture, or reduce the principal amount thereof or the rate of interest or any premium thereon, or change the place of payment where, or the coin or currency in which any 2021 Debenture or any premium or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Maturity thereof (or, in the case of redemption or repayment, on or after the redemption date or the repayment date, as the case may be), (ii) adversely affect the conversion rights of the Holders under Article Four of the Supplemental Indenture or the right of Holders to require the Company to repurchase the 2021 Debentures under Articles Six and Seven of the Supplemental Indenture, (iii) reduce the percentage in aggregate principal amount of the Outstanding 2021 Debentures, the consent of whose holders is required for any such modification, or the consent of whose holders is required for any waiver of compliance with the provisions of the Indenture or the Supplemental Indenture or for any waiver of an Event of Default; or (iv) modify this Section 9.2, except to increase any percentages required for approval or to provide that certain other provisions of the Indenture or the Supplemental Indenture cannot be modified or waived without the consent of the Holder of each Outstanding 2021 Debenture affected thereby.

      A supplemental indenture which changes or eliminates any covenant or other provision of this Indenture which has expressly been included solely for the benefit of one or more particular series of Securities, or which modifies the rights of the Holders of Securities or such series with respect to such covenant or other provision, shall be deemed not to affect the rights under this Indenture of the Holders of Securities of any other series.

      Upon the request of the Company accompanied by a copy of a Board Resolution authorizing the execution of any such supplemental indenture, and upon the filing with the Trustee of evidence of the consent of Holders as aforesaid, the Trustee shall join with the Company in the execution of such supplemental indenture. It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

Section 313       MAINTENANCE OF OFFICE OR AGENCY.

      The first paragraph of Section 10.2 of the Indenture is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by changing the first sentence thereof to read in its entirety as follows:

      The Company shall maintain in each Place of Payment for the 2021 Debentures an office or agency where the 2021 Debentures may be presented or surrendered for payment, where the 2021 Debentures may be surrendered for registration of transfer or exchange, where the 2021

Debentures may be surrendered for conversion and where notices and demands to or upon the Company in respect of the 2021 Debentures and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

Section 314       REDEMPTION.

            (a) Section 11.4 of the Indenture is hereby amended, subject to
Section 301 hereof and with respect to the 2021 Debentures only, by deleting the word "and" at the end of paragraph (5) thereof, replacing the period at the end of paragraph (6) thereof with ", and" and by inserting the following paragraph:

      (7) the election of the Company (which, subject to the provisions of Article Four of the Supplemental Indenture, shall be irrevocable) to deliver shares of Common Stock or to pay cash or a combination of cash and Common Stock in lieu of delivery of such shares with respect to any 2021 Debentures.

Section 315       CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION.

      In connection with 2021 Debentures, the Company may arrange for the purchase and conversion of any 2021 Debentures called for redemption by an agreement with one or more investment bankers or other purchasers to purchase such 2021 Debentures by paying to a Paying Agent (other than the Company or any of its Affiliates) in trust for the Holders, on or before 11:00 A.M. New York City time on the Redemption Date, an amount that, together with any amounts deposited with such Paying Agent by the Company for the redemption of such 2021 Debentures, is not less than the Redemption Price of such 2021 Debentures. Notwithstanding anything to the contrary contained in this Article, the obligation of the Company to pay the Redemption Price of such 2021 Debentures shall be deemed to be satisfied and discharged to the extent such amount is so paid by such purchasers; provided, however, that nothing in this Section 319 shall relieve the Company of its obligation to pay the Redemption Price of 2021 Debentures called for redemption. If such an agreement is entered into, any 2021 Debentures called for redemption and not surrendered for conversion by the Holders thereof prior to the relevant Redemption Date may, at the option of the Company upon written notice to the Trustee, be deemed, to the fullest extent permitted by law, acquired by such purchasers from such Holders and (notwithstanding anything to the contrary contained in Article Four) surrendered by such purchasers for conversion, all as of immediately prior to the close of business on the Business Day immediately prior to the Redemption Date, subject to payment of the above amount as aforesaid. The Paying Agent shall hold and pay to the Holders whose 2021 Debentures are selected for redemption any such amount paid to it for purchase in the same manner as it would money deposited with it by the Company for the redemption of 2021 Debentures. Without the Paying Agent's prior written consent, no arrangement between the Company and such purchasers for the purchase and conversion of any 2021 Debentures shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the

Paying Agent as set forth in this Indenture, and the Company agrees to indemnify the Paying Agent from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any 2021 Debentures between the Company and such purchasers, including the costs and expenses incurred by the Paying Agent in the defense of any claim or liability reasonably incurred without negligence or bad faith on its part arising out of or in connection with the exercise or performance of any of its powers, duties, responsibilities or obligations under this Indenture, in accordance with the indemnity provisions applicable to the Trustee set forth herein.

Section 316 OPTIONAL REDEMPTION OR ASSUMPTION OF SECURITIES UNDER CERTAIN CIRCUMSTANCES.

      The Debentures may be redeemed in accordance with Section 11.8 of the Indenture which is hereby amended, subject to Section 301 hereof and with respect to the 2021 Debentures only, by adding the following subsection:

      (c) In the event that the 2021 Debentures are called for redemption pursuant to the terms of this Section, the Holders of 2021 Debentures shall have all rights, including rights to conversion and to the receipt of interest upon conversion, which such Holders would have had if the 2021 Debentures had been called for redemption by the Company pursuant to Article Five hereof.

                                  ARTICLE FOUR

                                   CONVERSION

Section 401       CONVERSION RIGHTS.

      2021 Debentures shall be convertible in accordance with their terms and in accordance with this Article.

      The initial conversion rate (the "Conversion Rate") is 25.5467 shares of Common Stock per $1,000 principal amount of 2021 Debentures, subject to adjustment upon the occurrence of certain events described in this Article. A Holder of a 2021 Debenture otherwise entitled to a fractional share shall receive cash in an amount equal to the value of such fractional share based on the Sale Price on the trading day immediately preceding the Conversion Date. Upon a conversion, the Company may deliver cash or a combination of cash and Common Stock in lieu of Common Stock, as described in Section 405.

      A Holder of 2021 Debentures is not entitled to any rights of a holder of Common Stock until such Holder has converted its 2021 Debentures to Common Stock, and only to the extent such 2021 Debentures are deemed to have been converted into Common Stock pursuant to this Article.

Section 402       CONVERSION RIGHTS BASED ON COMMON STOCK PRICE.

      Commencing after May 31, 2001, a Holder of a 2021 Debenture may convert the principal amount of such 2021 Debentures into shares of Common Stock in any fiscal quarter

(and only during such fiscal quarter), if, as of the last day of the preceding fiscal quarter, the closing sale price of the Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last Trading Day of such preceding fiscal quarter is more than 110% of the Conversion Price (as defined below) per share of Common Stock that is in effect on such last day of such preceding fiscal quarter.

      The "Conversion Price" per share of Common Stock shall initially equal $39.14 and shall be adjusted as described in Section 409(g).

Section 403       CONVERSION RIGHTS UPON NOTICE OF REDEMPTION.

      A Holder of a 2021 Debenture may surrender for conversion a 2021 Debenture called for redemption under Article Five hereof at any time prior to the close of business on the Redemption Date, even if it is not otherwise convertible at such time. A 2021 Debenture for which a Holder has delivered a Repurchase Notice as described in Section 601 or a Change in Control Purchase Notice as described in Section 701 requiring the Company to purchase such 2021 Debentures may be surrendered for conversion only if such notice is withdrawn in accordance with this Supplemental Indenture.

      In case a 2021 Debenture or portion thereof is called for redemption pursuant to Article Eleven of the Indenture and/or Article Five hereof, such conversion right shall terminate at the close of business on the Business Day immediately preceding the Redemption Date for such 2021 Debenture or such earlier date as the Holder presents such 2021 Debenture for redemption (unless the Company shall default in making the payment of the Redemption Price when due, in which case the conversion right shall terminate at the close of business on the date such default is cured and such Redemption Price is paid).

Section 404       CONVERSION RIGHTS UPON OCCURRENCE OF CERTAIN CORPORATE
                  TRANSACTIONS.

      If the Corporation is a party to a consolidation, merger or binding share exchange pursuant to which the shares of Common Stock would be converted into cash, securities or other property, any 2021 Debenture may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of the transaction until 15 days after the actual date of such transaction and, at the effective time of the transaction, the right to convert a 2021 Debenture into shares of Common Stock shall be changed into a right to convert such 2021 Debenture into the kind and amount of cash, securities or other property of the Company or another person which the Holder would have received if the Holder had converted such 2021 Debenture immediately prior to the transaction. Notwithstanding anything to the contrary, no 2021 Debentures may be surrendered for conversion pursuant to this Section 404 by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (i) changing the Company's jurisdiction of organization or (ii) effecting a corporate reorganization, including, without limitation, the implementation of a holding company structure.

Section 405 CONVERSION PROCEDURES.

      To convert a 2021 Debenture, a Holder must (a) complete and manually sign the conversion notice or a facsimile of the Conversion Notice on the back of the 2021 Debenture and deliver such notice to a Conversion Agent, (b) surrender the 2021 Debenture to a Conversion Agent, (c) furnish appropriate endorsements and transfer documents if required by the Security Registrar or a Conversion Agent, and (d) pay any transfer or similar tax, if required. The date on which the Holder satisfies all of those requirements is the "Conversion Date." Within two Business Days following the Conversion Date, the Company shall deliver to the Holder, through the Conversion Agent, written notice of whether such 2021 Debentures shall be converted into Common Stock or paid in cash or a combination of cash and Common Stock, unless the Company shall have delivered to such Holder notice of redemption pursuant to Section 11.4 of the Indenture and the Conversion Date occurs before the Redemption Date set forth in such notice. If the Company shall have notified the Holder that all of such 2021 Debentures shall be converted into Common Stock, the Company shall deliver to the Holder through the Conversion Agent, as soon as practicable but in any event no later than the fifth Business Day following the Conversion Date, a certificate for the number of whole shares of Common Stock issuable upon the conversion and cash in lieu of any fractional shares pursuant to Section 406. Except as otherwise provided in this Article Four, if the Company shall have notified the Holder that all or a portion of such 2021 Debenture shall be paid in cash, the Company shall deliver to the Holder surrendering such 2021 Debenture the amount of cash payable with respect to such 2021 Debenture no later than the tenth Business Day following such Conversion Date, together with a certificate for the number of full shares of Common Stock deliverable upon the conversion and cash in lieu of any fractional share determined pursuant to Section 406 hereof. Except as otherwise provided in this Article Four, the Company may not change its election with respect to the consideration to be delivered upon conversion of a 2021 Debenture once the Company has notified the Holder in accordance with this paragraph. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such 2021 Debentures may be surrendered for conversion in accordance with the Applicable Procedures of the Depositary as in effect from time to time. The Person in whose name the Common Stock certificate is registered shall be deemed to be a shareholder of record on the Conversion Date; PROVIDED, HOWEVER, that no surrender of a 2021 Debenture on any date when the stock transfer books of the Company are closed shall be effective to constitute the Person or Persons entitled to receive the shares of Common Stock upon such conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the Person or Persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; PROVIDED FURTHER, HOWEVER, that such conversion shall be at the Conversion Rate in effect on the date that such 2021 Debenture shall have been surrendered for conversion, as if the stock transfer books of the Company had not been closed. Upon conversion of a 2021 Debenture, such Person shall no longer be a Holder of such 2021 Debenture.

      No payment or adjustment shall be made for dividends on, or other distributions with respect to, any Common Stock except as provided in this Article. On conversion of a 2021 Debenture, except as provided below in the case of certain 2021 Debentures or portions thereof called for redemption described in Section 304 hereof, that portion of accrued and unpaid interest on the converted 2021 Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date attributable to the most recent accrual date with respect to the converted 2021 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, in exchange for the 2021 Debenture being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash or a combination of cash and Common Stock in lieu thereof, shall be treated as issued, to the extent thereof, first in exchange for accrued and unpaid interest through the Conversion Date and the balance, if any, of such fair market value of such Common Stock (and any such cash payment), or cash in lieu thereof, shall be treated as issued in exchange for the principal amount of the 2021 Debenture being converted pursuant to the provisions hereof.

      If a Holder converts more than one 2021 Debenture at the same time, the number of shares of Common Stock issuable upon the conversion shall be based on the aggregate principal amount of 2021 Debentures converted.

      Upon surrender of a 2021 Debenture that is converted in part, the Company shall execute, and the Trustee shall authenticate and deliver to the Holder, a new 2021 Debenture equal in principal amount to the principal amount of the unconverted portion of the 2021 Debenture surrendered.

      2021 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for 2021 Debentures called for redemption pursuant to Article Five hereof on a Redemption Date that occurs during the period between a Regular Record Date and the third business day after the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2021 Debentures or portions thereof being surrendered for conversion.

      The Holders' rights to convert 2021 Debentures into Common Stock are subject to the Company's right to elect instead to pay each such Holder the amount of cash set forth in the next succeeding sentence (or an equivalent amount in a combination of cash and shares of Common Stock), in lieu of delivering such Common Stock; PROVIDED, HOWEVER, that if an Event of Default (other than a default in a cash payment upon conversion of the 2021 Debentures) shall have occurred and be continuing, the Company shall deliver Common Stock in accordance with this Article, whether or not the Company has delivered a notice pursuant to Section 11.4 of the Indenture or Section 405 hereof to the effect that the Debentures would be paid in cash or a combination of cash and Common Stock. The amount of cash to be paid pursuant to Section 405 hereof for each $1,000 of principal amount of a 2021 Debenture (or portion thereof) upon conversion shall be equal to the average Sale Price of the Common Stock for the five consecutive trading days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to Section 11.4 of the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash upon conversion, in either case multiplied by the Conversion Rate (or appropriate fraction of such Conversion Rate) in effect on such Conversion Date.

Section 406       FRACTIONAL SHARES.

      The Company shall not issue a fractional share of Common Stock upon conversion of a Security. Instead, the Company will deliver cash for the current market value of the fractional share. The current market value of a fractional share of Common Stock shall be determined, to the nearest 1/1,000th of a share, by multiplying the Sale Price on the Trading Day immediately prior to the Conversion Date, of a full share of Common Stock by the fractional amount and rounding the product to the nearest whole cent.

Section 407       TAXES ON CONVERSION.

      If a Holder converts a 2021 Debenture, the Company shall pay any documentary, stamp or similar issue or transfer tax due on the issue of shares of Common Stock upon such conversion. However, the Holder shall pay any such tax which is due because the Holder requests the shares to be issued in a name other than the Holder's name. The Conversion Agent may refuse to deliver the certificate representing the Common Stock being issued in a name other than the Holder's name until the Conversion Agent receives a sum sufficient to pay any tax which will be due because the shares are to be issued in a name other than the Holder's name. Nothing herein shall preclude any tax withholding required by law or regulation.

Section 408       COMPANY TO PROVIDE COMMON STOCK.

      The Company shall, prior to issuance of any 2021 Debentures under this Article, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all 2021 Debentures Outstanding into shares of Common Stock. All shares of Common Stock delivered upon conversion of the 2021 Debentures shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

      The Company will endeavor promptly to comply with all federal and state securities laws regulating the registration of the offer and delivery of shares of Common Stock to a converting Holder upon conversion of 2021 Debentures, if any, and will list or cause to have quoted such shares of Common Stock on each national securities exchange or on the NASDAQ National Market or other over-the-counter market or such other market on which the Common Stock are then listed or quoted.

Section 409       ADJUSTMENT OF CONVERSION RATE.

      The Conversion Rate shall be adjusted from time to time by the Company as follows:

      (a) In case the Company (i) pays a dividend on its Common Stock in shares of Common Stock, (ii) makes a distribution on its Common Stock in shares of Common Stock, (iii) subdivides its outstanding Common Stock into a greater number of shares, or (iv) combines its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect thereto shall be adjusted so that the Holder of any 2021 Debenture thereafter surrendered for conversion shall be entitled to receive that number of shares of Common Stock which it would have owned had such 2021 Debenture been converted immediately prior to the happening of such event. An adjustment made pursuant to this subsection (a) shall become effective immediately after the record date in the case of a dividend or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

      (b) In case the Company issues rights or warrants to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a conversion price per share) less than the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section
409) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible securities so offered are convertible), and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the current market price per share (as determined in accordance with subsection (e) of this Section 409) of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. If at the end of the period during which such rights or warrants are exercisable not all rights or warrants shall have been exercised, the adjusted Conversion Rate shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities actually issued).

      (c) In case the Company distributes to all or substantially all holders of its Common Stock any shares of capital stock (other than dividends or distributions of Common Stock on Common Stock to which Section 409(a) applies) of the Company, evidences of indebtedness or other assets (including securities of any Person other than the Company, but excluding all-cash distributions or any rights or warrants referred to in Section 409(b)), then in each such case the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the current Conversion Rate by a fraction of which the numerator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 409) of the Common Stock on the record date mentioned below, and of which the denominator shall be the current market price per share (as determined in accordance with subsection (e) of this Section 409) of the Common Stock on such record date less the fair market value on such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of the portion of the capital stock, evidences of indebtedness or other non-cash assets so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date). Such adjustment shall be made successively whenever any such distribution is made and shall become effective immediately after the record date for the determination of shareholders entitled to receive such distribution.

      In the event that the Company implements a shareholder rights plan, such rights plan shall provide, subject to customary exceptions and limitations, that upon conversion of the 2021 Debentures the Holders will receive, in addition to the Common Stock issuable upon such conversion, the rights issued under such rights plan (notwithstanding the occurrence of an event causing such rights to separate from the Common Stock at or prior to the time of conversion). Any distribution of rights or warrants pursuant to a shareholder rights plan complying with the requirements set forth in the immediately preceding sentence of this paragraph shall not constitute a distribution of rights or warrants for the purposes of this Section 409(c) or any other provision of this Section 409.

      Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company's capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 409(c) or any other provision of this Section 409(c) (and no adjustment to the Conversion Rate under this Section 409(c) or any other provision of this Section 409 will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 409(c), (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

      (d)(1) In case the Company, by dividend or otherwise, at any time distributes (a "Triggering Distribution") to all or substantially all holders of its Common Stock all-cash distributions in an aggregate amount that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any tender offer by the Company or a Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made and (B) all other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Business Day (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Company multiplied by the number of shares of Common Stock outstanding on the Determination Date (excluding shares held in the treasury of the Company), the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying such Conversion Rate in effect immediately prior to the Determination Date by a fraction of which the numerator shall be such current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Determination Date, and the denominator shall be the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Determination Date less the sum of the aggregate amount of cash and the aggregate fair market value (determined as aforesaid) of any such other consideration so distributed, paid or payable within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination Date), such increase to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

      (2) In case any tender offer made by the Company or any of its Subsidiaries for Common Stock expires and such tender offer (as amended upon the expiration thereof) involves the payment of aggregate consideration in an amount (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee thereof ) of any other consideration) that, together with the aggregate amount of (A) any cash and the fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers' Certificate delivered to the Trustee) of any other consideration payable in respect of any other tender offers by the Company or any Subsidiary of the Company for Common Stock consummated within the 12 months preceding the date of the Expiration Date (as defined below) and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made and (B) all cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the Expiration Date and in respect of which no Conversion Rate adjustment pursuant to this Section 409 has been made, exceeds an amount equal to 7.5% of the product of the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) as of the last date (the "Expiration Date") tenders could have been made pursuant to such tender offer (as it may be amended) (the last time at which such tenders could have been made on the Expiration Date is hereinafter sometimes called the "Expiration Time") multiplied by the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time, then, immediately prior to the opening of business on the day after the Expiration Date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as aforesaid) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the current market price per share of Common Stock (as determined in accordance with subsection (e) of this Section 409) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased. If the application of this Section 409(d)(2) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 409(d)(2).

      (3) For purposes of this Section 409(d), the term "tender offer" shall mean and include both tender offers and exchange offers, all references to "purchases" of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to "tendered shares" (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

      (e) For the purpose of any computation under subsections (b), (c) and (d) of this Section 409 the current market price per share of Common Stock on any date shall be deemed to be the average of the daily closing prices for the 10 consecutive Trading Days commencing five Trading Days before (i) the Determination Date or the Expiration Date, as the case may be, with respect to distributions or tender offers under subsection (d) of this Section 409 or (ii) the record date with respect to distributions, issuances or other events requiring such computation under subsection (b) or (c) of this Section 409. The closing price for each day shall be the last reported sales price or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices in either case on the New York Stock Exchange (the "NYSE") or, if the Common Stock is not listed or admitted to trading on the NYSE, on the principal national securities exchange on which the Common Stock are listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the last reported sales price of the Common Stock as quoted on NASDAQ (the term "NASDAQ" shall include, without limitation, the NASDAQ National Market) or, in case no reported sales takes place, the average of the closing bid and asked prices as quoted on NASDAQ or any comparable system or, if the

Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price or, in case no reported sale takes place, the average of the closing bid and asked prices, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose. If no such prices are available, the current market price per share shall be the fair value of a share of Common Stock as determined by the Board of Directors (which shall be evidenced by an Officers' Certificate delivered to the Trustee).

      (f) In any case in which this Section 409 requires that an adjustment be made following a record date or a Determination Date or Expiration Date, as the case may be, established for purposes of this Section 409, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 412) issuing to the Holder of any 2021 Debenture converted after such record date or Determination Date or Expiration Date the shares of Common Stock and other capital stock of the Company issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Company issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such shares. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Determination Date or Expiration Date therefor is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such effective date or Determination Date or Expiration Date had not occurred.

      (g) Upon adjustment of the Conversion Rate pursuant to this Section 409, the Conversion Price shall be adjusted to equal $1,000 divided by the Conversion Rate and rounded to the nearest cent.

      (h) Upon the election by the Company to make a distribution as described in paragraphs (b), (c) and (d) of this Section 409, which in the case of paragraph (d) has a per share value equal to more than 15% of the Sale Price of shares of Common Stock on the Trading Day preceding the declaration date for such distribution, the Company shall give notice to Holders of the 2021 Debentures not less than 20 days prior to the ex-dividend date for such distribution. Upon giving such notice, Holders may surrender the 2021 Debentures for conversion pursuant to this Article Four at any time until the close of business on the Business Day prior to the ex-dividend date or until the Company publicly announces that such distribution will not be given effect.

Section 410       NO ADJUSTMENT.

      No adjustment in the Conversion Rate shall be required unless the adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 410 are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article shall be made to the nearest cent or to the nearest 1/1000th of a share, as the case may be.

      Except pursuant to Section 414, no adjustment in the Conversion Rate will be made by reason of the completion of a merger, consolidation or other transaction effected with one of the Company's Affiliates for the purpose of (1) changing the jurisdiction of organization of the Company or (2) effecting a corporate reorganization including, without limitation, the implementation of a holding company structure.

      No adjustment need be made for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

      To the extent that the 2021 Debentures become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash. Interest will not accrue on the cash.

Section 411       ADJUSTMENT FOR TAX PURPOSES.

      The Company shall be entitled to make such adjustments in the Conversion Rate, in addition to those required by Section 409, as in its discretion shall determine to be advisable in order that any stock dividends, subdivisions of shares, distributions of rights to purchase stock or securities or distributions of securities convertible into or exchangeable for stock hereafter made by the Company to its stockholders shall not be taxable.

Section 412       NOTICE OF ADJUSTMENT.

      Whenever the Conversion Rate is adjusted, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers' Certificate specifying the adjusted Conversion Rate, and briefly stating the facts requiring the adjustment and the manner of computing it.

Section 413       NOTICE OF CERTAIN TRANSACTIONS.

      In the event that:

      (1) the Company takes any action which would require an adjustment in the Conversion Rate,

      (2) the Company takes any action that requires a supplemental indenture pursuant to Section 414, or

      (3) there is a dissolution or liquidation of the Company,

the Company shall mail to Holders and file with the Trustee a notice stating the proposed record or effective date, as the case may be. The Company shall mail the notice at least fifteen days before such date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in clause (1), (2) or (3) of this Section 413.

Section 414 EFFECT OF RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE ON CONVERSION PRIVILEGE.

      If any of the following shall occur, namely: (a) any reclassification or change of shares of Common Stock issuable upon conversion of the 2021 Debentures (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) any consolidation or merger in which the Company is a party consolidating with another entity or merging with or into another entity other than a merger in which the Company is the continuing corporation and which does not result in any reclassification of, or change (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, Outstanding shares of Common Stock; or (c) any sale or conveyance of all or substantially all of the property and assets of the Company to any Person, then the Company, or such successor, purchasing or transferee corporation, as the case may be, shall, as a condition precedent to such reclassification, change, consolidation, merger, sale or conveyance, execute and deliver to the Trustee a supplemental indenture providing that the Holder of each 2021 Debenture then Outstanding shall have the right to convert such 2021 Debenture into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock deliverable upon conversion of such 2021 Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Such supplemental indenture shall provide for adjustments of the Conversion Rate which shall be as nearly equivalent as may be practicable to the adjustments of the Conversion Rate provided for in this Article. If, in the case of any such consolidation, merger, sale or conveyance, the stock or other securities and property (including cash) receivable thereupon by a holder of Common Stock include shares of stock or other securities and property of a Person other than the successor, purchasing or transferee corporation, as the case may be, in such consolidation, merger, sale or conveyance, then such supplemental indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders of the 2021 Debentures as the Board of Directors shall reasonably consider necessary by reason of the foregoing. The provisions of this Section 414 shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales or conveyances.

      In the event the Company shall execute a supplemental indenture pursuant to this Section 414, the Company shall promptly file with the Trustee (x) an Officers' Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) receivable by Holders of the 2021 Debentures upon the conversion of their 2021 Debentures after any such reclassification, change, consolidation, merger, sale or conveyance, any adjustment to be made with respect thereto and that all conditions precedent have been complied with and (y) an Opinion of Counsel that all conditions precedent have been complied with, and shall promptly mail notice thereof to all Holders.

Section 415       TRUSTEE'S DISCLAIMER.

      The Trustee shall have no duty to determine when an adjustment under this Article should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers' Certificate including the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 412. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of 2021 Debentures, and the Trustee shall not be responsible for the Company's failure to comply with any provisions of this Article.

      The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 414, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers' Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 414.

Section 416       VOLUNTARY INCREASE.

      The Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days or such longer period as may be required by law and if the increase is irrevocable during the period.

                                  ARTICLE FIVE

              REDEMPTION OF DEBENTURES AT THE OPTION OF THE COMPANY

Section 501       GENERAL.

      Beginning on April 15, 2008, the Company may redeem the 2021 Debentures for cash at any time as a whole, or from time to time in part, at a price equal to 100% of the principal amount of the 2021 Debentures to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date in accordance with Article 11 of the Indenture and Section 318 of this Supplemental Indenture.

                                  ARTICLE SIX

              REPURCHASE OF 2021 DEBENTURES AT OPTION OF THE HOLDER

Section 601       GENERAL.

      The Company shall be required to repurchase 2021 Debentures in accordance with this Article Six.

      2021 Debentures shall be purchased by the Company pursuant to the terms and conditions under the caption "Repurchase by the Company at the Option of the Holder" in the 2021 Debentures on any April 15 occurring in the years 2005, 2008 and 2011 (each, a "Repurchase Date"), at the repurchase price specified therein (each, a "Repurchase Price"), at the option of the Holder thereof, upon:

      (1) delivery to the Paying Agent, by the Holder of a written notice of purchase (a "Repurchase Notice") at any time from the opening of business on the date that is 20 Business Days prior to a Repurchase Date until the close of business on such Repurchase Date stating:

            (A) if Certificated Security has been issued, the certificate number of the 2021 Debenture which the Holder will deliver to be repurchased or if not, such information as may be required under appropriate DTC Procedures,

            (B) the portion of the principal amount of the 2021 Debenture which the Holder will deliver to be repurchased, which portion must be $ 1,000 or an integral multiple thereof,

            (C) that such 2021 Debenture shall be purchased as of the Repurchase Date pursuant to the terms and conditions specified under the paragraph "Repurchase by the Company at the Option of the Holder" of the 2021 Debentures and in the Indenture as supplemented by this Supplemental Indenture,

            (D) in the event that the Company elects, pursuant to Section 602 hereof, to pay the Repurchase Price to be paid as of such Repurchase Date, in whole or in part, in Common Stock but such portion of the Repurchase Price shall ultimately be payable to such Holder entirely in cash because any of the conditions to payment of the Repurchase Price in Common Stock is not satisfied prior to the close of business on such Repurchase Date, as set forth in Section 603 hereof, whether such Holder elects (i) to withdraw such Repurchase Notice as to some or all of the 2021 Debentures to which such Repurchase Notice relates (stating the principal amount and certificate numbers of the 2021 Debentures as to which such withdrawal shall relate), or (ii) to receive cash in respect of the entire Repurchase Price for all 2021 Debentures (or portions thereof) to which such Repurchase Price relates, and

      (2) delivery of such 2021 Debenture to the Paying Agent prior to, on or after the Repurchase Date (together with all necessary endorsements) at the offices of the Paying Agent, such delivery being a condition to receipt by the Holder of the Repurchase Price therefor; PROVIDED, HOWEVER, that such Repurchase Price shall be so paid pursuant to this Article only if the 2021 Debenture so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

      If a Holder, in such Holder's Repurchase Notice and in any written notice of withdrawal delivered by such Holder pursuant to the terms of Section 609 hereof, fails to indicate such Holder's choice with respect to the election set forth in clause (D) of Section 601(1), such Holder shall be deemed to have elected to receive cash in respect of the Repurchase Price for all 2021 Debentures subject to the Repurchase Notice in the circumstances set forth in such clause (D).

      The Company shall purchase from the Holder thereof, pursuant to this Article, a portion of a 2021 Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture also apply to the purchase of such portion of such 2021 Debenture.

      Any purchase by the Company contemplated pursuant to the provisions of this Article shall be consummated by the delivery of the consideration to be received by the Holder (if any) promptly following the later of the Repurchase Date and the time of delivery of the 2021 Debenture.

      Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 601 shall have the right to withdraw such Repurchase Notice at any time prior to the close of business on the Repurchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 609.

      The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

      The Company may, at its option, specify additional dates on which Holders will have the right to require it to repurchase 2021 Debentures upon written notice to the Trustee and the Holders. Such notice shall specify the additional dates upon which the Company shall be required to repurchase the 2021 Debentures at the option of the Holders and shall be delivered to the Trustee and the Holders no less than 25 Business Days prior to the earliest repurchase date specified in such notice.

Section 602       THE COMPANY'S RIGHT TO ELECT MANNER OF PAYMENT OF
                  REPURCHASE PRICE.

      (a) The Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to Section 601 has been given, or a specified percentage thereof, will be paid by the Company, at the election of the Company, with cash or Common Stock or in any combination of cash and Common Stock, subject to the conditions set forth in Section 602 and 603 hereof. The Company shall designate, in the Company Notice delivered pursuant to Section 605 hereof, whether the Company will purchase the 2021 Debentures for cash or Common Stock, or, if a combination thereof, the percentages of the Repurchase Price of 2021 Debentures in respect of which it will pay in cash and Common Stock; provided, however, that the Company will pay cash for fractional interests in Common Stock. For purposes of determining the existence of potential fractional interests, all 2021 Debentures subject to purchase by the Company held by a Holder shall be considered together (no matter how many separate certificates are to be presented). Each Holder whose 2021 Debentures are purchased pursuant to this Article shall receive the same percentage of cash or Common Stock in payment of the Repurchase Price for such 2021 Debentures, except (i) as provided in Section 604 with regard to the payment of cash in lieu of fractional Common Stock and (ii) in the event that the Company is unable to purchase the 2021 Debentures of a Holder or Holders for Common Stock because any necessary qualifications or registrations of the Common Stock under applicable state securities laws cannot be obtained, the Company may purchase the 2021 Debentures of such Holder or Holders for cash. The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except pursuant to this Section 602 or pursuant to Section 604 in the event of a failure to satisfy, prior to the close of business on the Repurchase Date, any condition to the payment of the Repurchase Price, in whole or in part, in Common Stock.

      At least three Business Days before the Company Notice Date (as defined in
Section 604 of this Supplemental Indenture), the Company shall deliver an Officers' Certificate to the Trustee specifying:

      (i)   the manner of payment selected by the Company,

      (ii)  the information required by Section 605,

      (iii) if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in Common Stock, that the conditions to such manner of payment set forth in Section 604 have been or will be complied with, and

      (iv) whether the Company desires the Trustee to give the Company Notice required by Section 605.

Section 603       PURCHASE WITH CASH.

      On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to
Section 601 has been given, or a specified percentage thereof, may be paid by the Company with cash equal to the aggregate Repurchase Price of such 2021 Debentures. If the Company elects to purchase 2021 Debentures with cash, the Company Notice, as provided in Section 605, shall be sent to Holders (and to beneficial owners as required by applicable law) not less than 20 Business Days prior to such Purchase Date (the "Company Notice Date").

Section 604       PAYMENT BY ISSUANCE OF COMMON STOCK.

      On each Repurchase Date, at the option of the Company, the Repurchase Price of 2021 Debentures in respect of which a Repurchase Notice pursuant to
Section 601 has been given, or a specified percentage thereof, may be paid by the Company by the issuance of a number of shares of Common Stock equal to the quotient obtained by dividing (i) the amount of cash to which the Holders would have been entitled had the Company elected to pay all or such specified percentage, as the case may be, of the Repurchase Price of such 2021 Debentures in cash by (ii) the Market Price of a share of Common Stock, subject to the next succeeding paragraph.

      The Company will not issue a fractional share of Common Stock in payment of the Repurchase Price. Instead the Company will pay cash for the current market value of the fractional share. The current market value of a fraction of a share of Common Stock shall be determined by multiplying the Market Price by such fraction and rounding the product to the nearest whole cent with one half cent being rounded upwards. It is understood that if a Holder elects to have more than one 2021 Debenture repurchased, the number of shares of Common Stock shall be based on the aggregate amount of 2021 Debentures to be repurchased.

      If the Company elects to purchase the 2021 Debentures by the issuance of Common Stock, the Company Notice, as provided in Section 605, shall be sent to the Holders (and to beneficial owners as required by applicable law) not later than the Company Notice Date.

      The Company's right to exercise its election to purchase the 2021 Debentures pursuant to this Article through the issuance of Common Stock shall be conditioned upon:

      (i) the Company's not having given its Company Notice of an election to pay entirely in cash and its giving of timely Company Notice of election to purchase all or a specified percentage of the 2021 Debentures with Common Stock as provided herein;

      (ii) the listing of shares of Common Stock to be issued in respect of the payment of the Repurchase Price on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, the quotation of such shares on NASDAQ;

      (iii) the registration of the shares of Common Stock to be issued in respect of the payment of the Repurchase Price under the Securities Act or the Exchange Act, in each case, if required for the initial issuance thereof;

      (iv) any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration; and

      (v) the receipt by the Trustee of an Officers' Certificate and an Opinion of Counsel each stating that (A) the terms of the issuance of the Common Stock are in conformity in all material respects with this Supplemental Indenture and (B) the Common Stock to be issued by the Company in payment of the Repurchase Price in respect of 2021 Debentures have been duly authorized and, when issued and delivered pursuant to the terms of this Supplemental Indenture in payment of the Repurchase Price in respect of the 2021 Debentures, will be validly issued, fully paid and non-assessable and, to the best of such counsel's knowledge, free from preemptive rights, and, in the case of such Officer's Certificate, stating that conditions (i), (ii) (iii) and (iv) above and the condition set forth in the second succeeding sentence have been satisfied and, in the case of such Opinion of Counsel, stating that conditions (ii) and (iii) above have been satisfied.

      Such Officers' Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of 2021 Debentures and the Sale Price of a share of Common Stock on each trading day during the period commencing on the first trading day of the period during which the Market Price is calculated and ending three Business Days prior to the applicable Repurchase Date. The Company shall pay the Repurchase Price (or any portion thereof) in Common Stock only if the information necessary to calculate the Market Price is published in THE WALL STREET JOURNAL or another daily newspaper of national circulation or is otherwise readily publicly available. If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date and the Company has elected to repurchase the 2021 Debentures pursuant to this Article through the issuance of Common Stock, the Company shall pay, without further notice, the entire Repurchase Price of the 2021 Debentures of such Holder or Holders in cash.

      The "Market Price" means the average of the Sale Prices of the Common Stock for the five Trading Day period ending on the third Business Day (if the third Business Day prior to the applicable Repurchase Date is a Trading Day, or if not, then on the last Trading Day prior to the third Business Day), prior to the applicable Repurchase Date appropriately adjusted to take into account the occurrence, during the period commencing on the first of such Trading Days during such five Trading Day period and ending on such Repurchase Date, of any event described in Section 409; subject, however, to the conditions set forth in Sections 409(f) and 410.

      The "Sale Price" of the Common Stock on any date means the closing per share sale price (or, if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and average ask prices) on such date as reported in the composite transactions for the principal United States securities exchange on which the Common Stock is traded or, if the Common Stock is not listed on a United States national or regional securities exchange, as reported by the National Association of Securities Dealers Automated Quotation System or by the National Quotation Bureau Incorporated.

Section 605       NOTICE OF ELECTION.

      The Company's notice of election to repurchase with cash or Common Stock or any combination thereof shall be sent to the Holders in the manner provided in Section 206 of the Indenture at the time specified in Section 603 or 604, as applicable (the "Company Notice"). Such Company Notice shall state the manner of payment elected and shall contain the following information:

      In the event the Company has elected to pay the Repurchase Price (or a specified percentage thereof) with Common Stock, the Company Notice shall:

      (1) state that each Holder will receive Common Stock with a Market Price equal to such specified percentage of the Repurchase Price of the 2021 Debentures held by such Holder (except any cash amount to be paid in lieu of fractional shares);

      (2) set forth the method of calculating the Market Price of the Common Stock; and

      (3) state that because the Market Price of Common Stock will be determined prior to the Repurchase Date, Holders will bear the market risk with respect to the value of the Common Stock to be received from the date such Market Price is determined to the Repurchase Date.

      In any case, each Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

      (A) the Repurchase Price, the Conversion Rate and, to the extent known at the time of such notice the amount of interest that will be accrued and payable with respect to the 2021 Debentures as of the Repurchase Date;

      (B) the name and address of the Paying Agent and the Conversion Agent;

      (C) that 2021 Debentures as to which a Repurchase Notice has been given may be converted pursuant to Article Four hereof only if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

      (D) that 2021 Debentures must be surrendered to the Paying Agent to collect payment of the Purchase Price;

      (E) that the Repurchase Price for any 2021 Debenture as to which a Repurchase Notice has been given and not withdrawn will be paid promptly following the later of the Repurchase Date and the time of surrender of such 2021 Debenture as described in (D);

      (F) the procedures the Holder must follow to exercise repurchase rights under this Article and a brief description of those rights;

      (G) briefly, the conversion rights of the 2021 Debentures; and

      (H) the procedures for withdrawing a Repurchase Notice (including, without limitation, for a conditional withdrawal pursuant to the terms of Section 601 or
609).

      If any of the 2021 Debentures is in the form of a Global Security, then the Company shall modify the Company Notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

      At the Company's request, the Trustee shall give such Company Notice in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

      Upon determination of the actual number of shares of Common Stock to be issued for each $1,000 principal amount of 2021 Debentures, the Company will publish such determination at the Company's Web site on the World Wide Web or through such other public medium as the Company may use at that time.

Section 606       COVENANTS OF THE COMPANY.

      All Common Stock delivered upon purchase of the 2021 Debentures shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive rights and free of any Lien or adverse claim.

Section 607       PROCEDURE UPON REPURCHASE.

      As soon as practicable after the Repurchase Date, the Company shall deliver to each Holder entitled to receive Common Stock through the Paying Agent, a certificate for the number of full shares of Common Stock issuable in payment of the Repurchase Price and cash in lieu of any fractional shares of Common Stock. The Person in whose name the certificate for Common Stock is registered shall be treated as a holder of record of Common Stock on the Business Day following the Repurchase Date. Subject to Section 604, no payment or adjustment will be made for dividends on the Common Stock the record date for which occurred on or prior to the Repurchase Date.

Section 608       TAXES.

      If a Holder of a 2021 Debenture is paid in Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock. However, the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than the Holder's name. The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder's name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder's name.

Section 609       EFFECT OF REPURCHASE NOTICE.

      Upon receipt by the Paying Agent of the Repurchase Notice specified in
Section 605, the Holder of the 2021 Debenture in respect of which such Repurchase Notice was given shall (unless such Repurchase Notice is withdrawn as specified in the following two paragraphs) thereafter be entitled to receive solely the Repurchase Price with respect to such 2021 Debenture. Such Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or Common Stock by the Paying Agent, promptly following the later of (x) the Repurchase Date with respect to such 2021 Debenture (provided the conditions in Section 601 have been satisfied) and (y) the time of delivery of such 2021 Debenture to the Paying Agent by the Holder thereof in the manner required by Section 601. 2021 Debentures in respect of which a Repurchase Notice has been given by the Holder thereof may not be converted pursuant to Article Four hereof on or after the date of the delivery of such Repurchase Notice unless such Repurchase Notice has first been validly withdrawn as specified in the following two paragraphs.

      A Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice at any time prior to the close of business on the applicable Repurchase Date specifying:

      (1) if Certificated Securities have been issued, the certificate number of the 2021 Debenture in respect of which such notice of withdrawal is being submitted, or if not, such information as may be required under appropriate procedures of the Depositary;

      (2) the principal amount of the 2021 Debenture with respect to which such notice of withdrawal is being submitted; and

      (3) the principal amount, if any, of such 2021 Debenture which remains subject to the original Repurchase Notice and which has been or will be delivered for purchase by the Company.

      A written notice of withdrawal of a Repurchase Notice may be in the form set forth in the preceding paragraph or may be in the form of (i) a conditional withdrawal contained in a Repurchase Notice pursuant to the terms of Section 601(1)(D) or (ii) a conditional withdrawal containing the information set forth in Section 601(l)(D) and the preceding paragraph and contained in a written notice of withdrawal delivered to the Paying Agent as set forth in the preceding paragraph.

      There shall be no purchase of any 2021 Debentures pursuant to this Article (other than through the issuance of Common Stock in payment of the Repurchase Price, including cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2021 Debentures, of the required Repurchase Notice) and is continuing an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2021 Debentures (x) with respect to which a Repurchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Repurchase Price with respect to such 2021 Debentures) in which case, upon such return, the Repurchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 610       DEPOSIT OF REPURCHASE PRICE.

      Prior to 11:00 a.m. (New York City time) on the Business Day following the Repurchase Date, the Company shall deposit with the Trustee or with the Paying Agent an amount of money (in immediately available funds if deposited on such Business Day) and/or Common Stock, if permitted hereunder, sufficient to pay the aggregate Repurchase Price of all of the 2021 Debentures or portions thereof which are to be purchased as of the Repurchase Date. The manner in which the deposit required by this Section 610 is made by the Company shall be at the option of the Company, provided, however, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Repurchase Date.

      If a Paying Agent holds, in accordance with the terms hereof, money and/or Common Stock sufficient to pay the Repurchase Price of any 2021 Debenture for which a Repurchase Notice has been tendered and not withdrawn in accordance with this Indenture then, immediately after Repurchase Date, such 2021 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the Repurchase Price as aforesaid).

Section 611       SECURITIES REPURCHASED IN PART.

      Any 2021 Debenture which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company or the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge except for any taxes to be paid by the Holder in the event a 2021 Debenture is registered under a new name, a new 2021 Debenture or 2021 Debentures, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the 2021 Debenture so surrendered which is not purchased.

Section 612       COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
                  SECURITIES.

      In connection with any offer to purchase or purchase of 2021 Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under Article Six to be exercised in the time and in the manner specified in this Article.

Section 613       REPAYMENT TO THE COMPANY.

      The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remain unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Repurchase Price, PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 610 exceeds the aggregate Repurchase Price of the 2021 Debentures or portions thereof which the Company is obligated to purchase as of the Repurchase Date, then promptly after the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

Section 614       CONVERSION ARRANGEMENT ON REPURCHASE.

      Any 2021 Debentures required to be repurchased under this Article, unless surrendered for conversion before the close of business on the Repurchase Date, may be deemed to be purchased from the Holders of such 2021 Debentures for an amount in cash not less than the Repurchase Price, by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2021 Debentures from the Holders, to convert them into Common Stock of the Company and to make payment for such 2021 Debentures to the Trustee in trust for such Holders.

                                 ARTICLE SEVEN

                    PURCHASE OF 2021 DEBENTURES AT OPTION OF
                        THE HOLDER UPON CHANGE IN CONTROL

Section 701       RIGHT TO REQUIRE REPURCHASE.

      (a) If at any time on or before April 15, 2008 that 2021 Debentures remain Outstanding there shall occur a Change in Control, 2021 Debentures shall be purchased by the Company in integral multiples of $1,000 principal amount at the option of the Holders thereof as of the date that is 35 Business Days after the occurrence of the Change in Control (the "Change in Control Purchase Date") subject to satisfaction by or on behalf of any Holder of the requirements set forth in subsection (c) of this Section 701. The purchase price of such 2021 Debentures (the "Change in Control Purchase Price") shall be equal to 100% of the principal amount of the 2001 Debentures to be purchased plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date.

      A "Change in Control" shall be deemed to have occurred at such time after the date hereof as (a) any Person or any Persons acting together in a manner which would constitute a "group" for purposes of Section 13(d) of the Exchange Act, or any successor provision thereto, together with any Affiliates thereof (but in each case excluding Subsidiaries, any employee benefit plans of the Company or its Subsidiaries or any Permitted Holders), after the first issuance of 2021 Debentures files a Schedule TO or a Schedule 13D (or any successors to those forms) stating that it or they has or have become and actually is or are Beneficial Owners, directly or indirectly, of Capital Stock of the Company, entitling such Person or Persons and its or their Affiliates to exercise more than 50% of the total voting power of all classes of the Company's Capital Stock entitled to vote generally in the election of the Company's directors or (b) any of the Permitted Holders, after the first issuance of 2021 Debentures, file a Schedule TO or a Schedule 13D (or any successors to those forms) stating that they have become and actually are Beneficial Owners of the Company's Capital Stock representing more than 80%, in the aggregate, of the voting power entitled to vote generally in the election of the Company's directors or (c) the Company shall consolidate with or merge into any other Person (other than a Subsidiary), or any other Person (other than a Subsidiary) shall consolidate with or merge into the Company, or the Company shall sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person other than a Subsidiary, and, in the case of any such transaction the outstanding Common Stock is reclassified into, exchanged for or converted into the right to receive any other property or security, unless the stockholders of the Company immediately before such transaction, own, directly or indirectly, immediately following such transaction, at least a majority of the combined voting power of the outstanding voting securities of the Person resulting from such transaction or the Person acquiring such properties and assets, entitled to vote generally on the election of such resulting or acquiring Person's directors, in substantially the same proportion as their ownership of the Common Stock immediately before such transaction, PROVIDED, HOWEVER, that a Change in Control shall not be deemed to have occurred upon the completion of a merger, consolidation or other transaction effected with any Affiliates of the Company for the purpose of (x) changing the Company's jurisdiction of organization, or
(y) effecting a corporate reorganization of the Company, including, without limitation, the implementation of a holding company structure.

      The term "Beneficial Owner" shall be determined in accordance with Rules 13d-3 and 13d-5 promulgated by the Securities and Exchange Commission under the Exchange Act or any successor provision thereto, except that a Person shall be deemed to have "beneficial ownership" of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time.

      The term "Permitted Holder" shall mean each of Marilyn B. Arison, Micky Meir Arison, Shari Arison, Michael Arison or their spouses, children or lineal descendants of Marilyn B. Arison, Micky Meir Arison, Shari Arison, Michael Arison or their spouses, any trust established for the benefit of any Arison family member mentioned in this paragraph, or any "person" (as such term is used in Section 13(d) or 14(d) of the Exchange Act), directly or indirectly, controlling, controlled by or under common control with any Arison family member mentioned in this paragraph or any trust established for the benefit of any such Arison family member or any charitable trust or non-profit entity established by a Permitted Holder.

      (b) Within 15 Business Days after the occurrence of a Change in Control, the Company shall mail a written notice of the Change in Control to the Trustee and to each Holder. The notice shall include the form of a Change in Control Purchase Notice to be completed by the Holder and shall state:

                  (1) the date of such Change in Control and, briefly, the
            events causing such Change in Control;

                  (2) the date by which the Change in Control Purchase Notice pursuant to this Section 701 must be given;

                  (3) the Change in Control Purchase Date;

                  (4) the Change in Control Purchase Price that will be accrued and payable with respect to the 2021 Debentures as of the Change in Control Purchase Date;

                  (5) briefly, the conversion rights of the 2021 Debentures;

                  (6) the name and address of each Paying Agent and Conversion
            Agent;

                  (7) the Conversion Rate and any adjustments thereto;

                  (8) that 2021 Debentures as to which a Change in Control
            Purchase Notice has been given may be converted into Common Stock pursuant to Article Four only to the extent that the Change in Control Purchase Notice has been withdrawn in accordance with the terms of this Indenture;

                  (9) the procedures that the Holder must follow to exercise rights under this Section 701;

                  (10) the procedures for withdrawing a Change in Control
            Purchase Notice, including a form of notice of withdrawal; and

                  (11) that the Holder must satisfy the requirements set forth in the 2021 Debentures in order to convert the 2021 Debentures.

      If any of the 2021 Debentures is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the procedures of the Depositary applicable to the repurchase of Global Securities.

      (c)   A Holder may exercise its rights specified in subsection (a) of this
Section 701 upon delivery of a written notice (which shall be in substantially the form included as an attachment to the 2021 Debentures and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary's customary procedures) of the exercise of such rights (a "Change in Control Purchase Notice") to any Paying Agent at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date.

      The delivery of such 2021 Debenture to any Paying Agent (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Change in Control Purchase Price.

      The Company shall purchase from the Holder thereof, pursuant to this
Section 701, a portion of a 2021 Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the purchase of all of a 2021 Debenture pursuant to Sections 701 through 706 also apply to the purchase of such portion of such 2021 Debenture.

      Any purchase by the Company contemplated pursuant to the provisions of this Section 701 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Change in Control Purchase Date and the time of delivery of the 2021 Debenture to the Paying Agent in accordance with this Section 701.

      Notwithstanding anything herein to the contrary, any Holder delivering to a Paying Agent the Change in Control Purchase Notice contemplated by this subsection (c) shall have the right to withdraw such Change in Control Purchase Notice in whole or as to a portion thereof that is a principal amount of $1,000 or an integral multiple thereof at any time prior to the close of business on the Business Day next preceding the Change in Control Purchase Date by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 702.

      A Paying Agent shall promptly notify the Company of the receipt by it of any Change in Control Purchase Notice or written withdrawal thereof.

      Anything herein to the contrary notwithstanding, in the case of Global Securities, any Change in Control Purchase Notice may be delivered or withdrawn and such 2021 Debentures may be surrendered or delivered for purchase in accordance with the applicable procedures of the Depositary as in effect from time to time.

Section 702       EFFECT OF CHANGE IN CONTROL PURCHASE NOTICE.

      Upon receipt by any Paying Agent of the Change in Control Purchase Notice specified in Section 701(c), the Holder of the 2021 Debenture in respect of which such Change in Control Purchase Notice was given shall (unless such Change in Control Purchase Notice is withdrawn as specified below) thereafter be entitled to receive the Change in Control Purchase Price with respect to such 2021 Debenture. Such Change in Control Purchase Price shall be paid to such Holder promptly following the later of (a) the Change in Control Purchase Date with respect to such 2021 Debenture (provided the conditions in Section 701(c) have been satisfied) and (b) the time of delivery of such 2021 Debenture to a Paying Agent by the Holder thereof in the manner required by Section 701(c). 2021 Debentures in respect of which a Change in Control Purchase Notice has been given by the Holder thereof may not be converted into Common Stock on or after the date of the delivery of such Change in Control Purchase Notice unless such Change in Control Purchase Notice has first been validly withdrawn as specified in the following paragraph.

      A Change in Control Purchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Change in Control Purchase Notice at any time prior to the close of business on the applicable Change in Control Purchase Date specifying:

      (1) if a Certificated Security has been issued, the certificate number of the 2021 Debentures in respect of which such notice of withdrawal is being submitted, or if not, such information as required by the Depositary;

      (2) the principal amount, in integral multiples of $1,000, of the 2021 Debentures with respect to which such notice of withdrawal is being submitted; and

      (3) the principal amount, if any, of such 2021 Debentures which remain subject to the original Change in Control Purchase Notice and which has been or will be delivered for purchase by the Company.

      There shall be no purchase of any 2021 Debentures pursuant to this Article if there has occurred (prior to, on or after, as the case may be, the giving, by the Holders of such 2021 Debentures, of the required Change in Control Purchase Notice) and is continuing an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such 2021 Debentures). The Paying Agent will promptly return to the respective Holders thereof any 2021 Debentures (x) with respect to which a Change in Control Purchase Notice has been withdrawn in compliance with this Indenture, or (y) held by it during the continuance of an Event of Default (other than a default in the payment of the Change in Control Purchase Price with respect to such 2021 Debentures) in which case, upon such return, the Change in Control Purchase Notice with respect thereto shall be deemed to have been withdrawn.

Section 703       DEPOSIT OF CHANGE IN CONTROL PURCHASE PRICE.

      On or before 11:00 a.m. New York City time on the Change in Control Purchase Date, the Company shall deposit with the Trustee or with a Paying Agent (other than the Company or an Affiliate of the Company) an amount of money (in immediately available funds if deposited on such Business Day) sufficient to pay the aggregate Change in Control Purchase Price of all the 2021 Debentures or portions thereof that are to be purchased as of such Change in Control Purchase Date. The manner in which the deposit required by this Section 703 is made by the Company shall be at the option of the Company, PROVIDED, HOWEVER, that such deposit shall be made in a manner such that the Trustee or a Paying Agent shall have immediately available funds on the Change in Control Purchase Date.

      If a Paying Agent holds, in accordance with the terms hereof, money sufficient to pay the Change in Control Purchase Price of any 2021 Debenture for which a Change in Control Purchase Notice has been tendered and not withdrawn in accordance with this Indenture then, on the Change in Control Purchase Date, such 2021 Debenture will cease to be Outstanding and the rights of the Holder in respect thereof shall terminate (other than the right to receive the interest thereon). The Company shall publicly announce the principal amount of 2021 Debentures purchased as a result of such Change in Control on or as soon as practicable after the Change in Control Purchase Date.

Section 704       SECURITIES PURCHASED IN PART.

      Any 2021 Debenture that is to be purchased only in part shall be surrendered at the office of a Paying Agent and promptly after the Change in Control Purchase Date the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such 2021 Debenture, without service charge (other than amounts to be paid in respect of applicable transfer taxes), a new 2021 Debenture or 2021 Debentures, of such authorized denomination or denominations in integral multiples of $1,000 as may be requested by such Holder, in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the 2021 Debenture so surrendered that is not purchased.

Section 705       COMPLIANCE WITH SECURITIES LAWS UPON PURCHASE OF
                  SECURITIES.

      In connection with any offer to purchase or purchase of 2021 Debentures under this Article (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), the Company shall (i) comply with Rule 13e-4 under the Exchange Act, (ii) file the related Schedule TO (or any successor schedule, form or report), if required, under the Exchange Act, and (iii) otherwise comply with all applicable Federal and state securities laws so as to permit the rights and obligations under this Article to be exercised in the time and in the manner specified in this Article.

Section 706       REPAYMENT TO THE COMPANY.

      The Trustee and the Paying Agent shall return to the Company any cash or Common Stock that remains unclaimed for two years, subject to applicable unclaimed property law, together with interest or dividends, if any, thereon held by them for the payment of the Change in Control Purchase Price; PROVIDED, HOWEVER, that to the extent that the aggregate amount of cash or Common Stock deposited by the Company pursuant to Section 703 exceeds the aggregate Change in Control Purchase Price of the 2021 Debentures or portions thereof which the Company is obligated to purchase as of the Change in Control Purchase Date, then on the Business Day following the Repurchase Date, the Trustee shall return any such excess to the Company together with interest or dividends, if any, thereon. Thereafter, any Holder entitled to payment must look to the Company for payment as general creditors, unless an applicable abandoned property law designates another Person.

                                 ARTICLE EIGHT

                            MISCELLANEOUS PROVISIONS

Section 801       INTEGRAL PART.

      This Supplemental Indenture constitutes an integral part of the Indenture with respect to the 2021 Debentures only.

Section 802       GENERAL DEFINITIONS.

      For all purposes of this Supplemental Indenture:

            (a) capitalized terms used herein without definition shall have the meanings specified in the Indenture; and

            (b) the terms "herein", "hereof', "hereunder" and other words of similar import refer to this Supplemental Indenture.

Section 803       ADOPTION, RATIFICATION AND CONFIRMATION.

      The Indenture, as supplemented and amended by this Supplemental Indenture, is in all respects hereby adopted, ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided. The provisions of this Supplemental Indenture shall, subject to the terms hereof, supersede the provisions of the Indenture to the extent the Indenture is inconsistent herewith.

Section 804       COUNTERPARTS.

      This Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed an original; and all such counterparts shall together constitute but one and the same instrument.

Section 805       GOVERNING LAW.

      THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

Section 806 CONFLICT OF ANY PROVISION OF INDENTURE WITH TRUST INDENTURE ACT OF 1939.

      If and to the extent that any provision of this Supplemental Indenture limits, qualifies or conflicts with a provision required under the terms of the Trust Indenture Act of 1939, as amended, such Trust Indenture Act provision shall control.

Section 807       EFFECT OF HEADINGS.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 808       SEVERABILITY OF PROVISIONS.

      In case any provision in this Supplemental Indenture or in the 2021 Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 809       SUCCESSORS AND ASSIGNS.

      All covenants and agreements in this Supplemental Indenture by the parties hereto shall bind their respective successors and assigns and inure to the benefit of their respective successors and assigns, whether so expressed or not.

Section 810       BENEFIT OF SUPPLEMENTAL INDENTURE.

      Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Security Registrar, any Paying Agent, any Conversion Agent and their successors hereunder, and the Holders of the 2021 Debentures, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

Section 811       ACCEPTANCE BY TRUSTEE.

      The Trustee accepts the amendments to the Indenture effected by this Supplemental Indenture and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in this Supplemental Indenture and the Indenture. Without limiting the generality of the foregoing, the Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Company and except as provided in the Indenture the Trustee shall not be responsible or accountable in any way whatsoever for or with respect to the validity or execution or sufficiency of this Supplemental Indenture and the Trustee makes no representation with respect thereto.

      IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested as of the day and year first written above.

                                    CARNIVAL CORPORATION


                                    By:
                                        --------------------------------------







                                    U.S. BANK TRUST NATIONAL ASSOCIATION


                                    By:
                                        --------------------------------------

                                                                         ANNEX A



                                 GLOBAL SECURITY

                           [FORM OF FACE OF SECURITY]

      [UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.](1)

      THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY, THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN OR THEREIN MAY BE REOFFERED, SOLD , ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A ("RULE 144A") THEREUNDER.
----------
(1)   These paragraphs should be included only if the Security is a Global
      Security.

      THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF, AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") ON WHICH THIS SECURITY IS SALEABLE PURSUANT TO RULE 144(K) UNDER THE SECURITIES ACT ONLY (A) TO CARNIVAL CORPORATION (THE "COMPANY", OR THE "ISSUER") OR ANY SUBSIDIARY THEREOF, (B) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHICH NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF SUBPARAGRAPH (A)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL "ACCREDITED INVESTOR," FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, (D) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (C) OR (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS DEBENTURE FROM IT OF THE RESALE RESTRICTIONS REFERRED TO ABOVE. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.(2)

      THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

----------
(2) [These paragraphs to be included only if the Security is a Transfer Restricted Security.]

                           [FORM OF FACE OF SECURITY]

                              CARNIVAL CORPORATION

                    2% CONVERTIBLE SENIOR DEBENTURES DUE 2021


Issue Date: April 25, 2001                       Principal Amount: $____________

                                                 CUSIP: ________________________
Registered: No. R-




      Carnival Corporation, a corporation organized and existing under the laws of the Republic of Panama (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of ___________________________ DOLLARS ($___________) on April 15,
2021, [or such greater or lesser amount as is indicated in the Schedule of Exchanges of Securities on the other side of this 2021 Debenture](3) and to pay interest thereon from April 25, 2001 or from the most recent date to which interest has been paid or duly provided for, semiannually on April 15 and October 15 in each year (each, an "Interest Payment Date"), commencing October 15, 2001, at the rate of 2% per annum, until the principal hereof is paid or duly made available for payment. Interest on this 2021 Debenture shall be calculated on the basis of a 360-day year consisting of twelve 30-day months. The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this 2021 Debenture (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the April 1 or October 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date. Any interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this 2021 Debenture (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to the Holders of 2021 Debentures not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the 2021 Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. This 2021 Debenture is convertible as specified on the other side on this 2021 Debenture.

      Payment of the principal of and interest, if any, on this 2021 Debenture will be made at the office or agency of the Company maintained for that purpose in The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender

----------
(3)   [To be included only if the Security is a Global Security.]

for payment of public and private debts; PROVIDED, HOWEVER, that at the option of the Company, payment of interest, if any, may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

      Reference is hereby made to the further provisions of this 2021 Debenture set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this 2021 Debenture shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:________________________

                                    CARNIVAL CORPORATION


                                    By:
                                        --------------------------------------
                                        Name:
                                              --------------------------------
                                        Title:
                                                 -----------------------------


-----------------------------
Corporate Secretary

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

      This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

                                    U.S. BANK TRUST NATIONAL ASSOCIATION, as
                                    Trustee


                                    ____________________________________________
                                    Authorized Signature


Date of Authentication:_______________

                       [FORM OF REVERSE SIDE OF SECURITY]

                              CARNIVAL CORPORATION

                    2% CONVERTIBLE SENIOR DEBENTURE DUE 2021

      This Security is one of a duly authorized issue of senior securities of the Company (herein called the "Securities"), issued and to be issued in one or more series under an Indenture, dated as of April 25, 2001, as amended by the Supplemental Indenture thereto, dated as of April 25, 2001 (as so amended, herein called the "Indenture"), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof (herein called the "2021 Debentures"), limited in aggregate principal amount to $600,000,000 created pursuant to the Indenture as supplemented by the Supplemental Indenture. Capitalized terms used and not otherwise defined in this 2021 Debenture are used as defined in the Indenture.

      The 2021 Debentures are general unsecured and unsubordinated obligations of the Company. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

INTEREST ON OVERDUE AMOUNTS

      If the principal amount hereof or any portion of such principal amount is not paid when due (whether upon acceleration pursuant to Section 5.2 of the Indenture, upon the date set for payment of the Redemption Price as described under "Optional Redemption", upon the date set for payment of the Change in Control Purchase Price pursuant to "Purchase of 2021 Debentures at Option of Holder Upon a Change in Control", upon the date set for payment of the Repurchase Price under "Repurchase by the Company at the Option of the Holder" or upon the Stated Maturity of this 2021 Debenture) or if interest due hereon, if any (or any portion of such interest), is not paid when due, then in each such case the overdue amount shall, to the extent permitted by law, bear interest at the rate of 2% per annum, compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable as set forth in the Indenture.

METHOD OF PAYMENT

      Payments in respect of principal of and interest, if any, on the 2021 Debentures shall be made by the Company in immediately available funds.

PAYING AGENT, CONVERSION AGENT AND SECURITY REGISTRAR.

      Initially, the Trustee will act as Paying Agent, Conversion Agent and Security Registrar. The Company may appoint and change any Paying Agent, Conversion Agent, Security Registrar or co-registrar without notice, other than notice to the Trustee, except that the Company will maintain at least one Paying Agent in the State of New York, City of New York, Borough of

Manhattan, which shall initially be an office or agency of the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent, Security Registrar or co-registrar.

OPTIONAL REDEMPTION

      No sinking fund is provided for the 2021 Debentures. At any time on or after April 15, 2008, the 2021 Debentures are redeemable as a whole at any time, or in part from time to time, at the option of the Company in accordance with the Indenture at a redemption price (the "Redemption Price") equal to 100% of the principal amount of the Debentures to be redeemed plus accrued and unpaid interest to, but excluding, the Redemption Date.

      If the Company redeems less than all of the outstanding 2021 Debentures, the Trustee will select the 2021 Debentures to be redeemed (i) by lot; (ii) pro rata; or (iii) by another method the Trustee considers fair and appropriate. If the Trustee selects a portion of a Holder's 2021 Debentures for partial redemption and the Holder converts a portion of the same 2021 Debentures, the converted portion shall be deemed to be from the portion selected for redemption.

NOTICE OF REDEMPTION

      Notice of optional redemption by the Company will be mailed by first-class mail at least 30 days but not more than 60 days before the Redemption Date to each Holder of 2021 Debentures to be redeemed at its registered address. 2021 Debentures in denominations larger than $1,000 principal amount may be redeemed in part, but only in whole multiples of $1,000. On and after the Redemption Date, subject to the deposit with the Paying Agent of funds sufficient to pay the Redemption Price for such 2021 Debentures, all interest shall cease to accrue on such 2021 Debentures or portions thereof called for redemption in such notice.

PURCHASE OF 2021 DEBENTURES AT OPTION OF HOLDER UPON A CHANGE IN CONTROL

      At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall purchase all or any part specified by the Holder in such Holder's Change in Control Purchase Notice (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000 in excess thereof) of the 2021 Debentures held by such Holder on the date that is 35 Business Days after the occurrence of a Change in Control, at a purchase price (the "Change in Control Purchase Price") equal to the 100% of the principal amount of the 2021 Debentures to be purchased plus accrued and unpaid interest to, but excluding, the Change in Control Purchase Date.

      The Holder shall have the right to withdraw any Change in Control Purchase Notice (in whole or in a portion thereof that is $1,000 principal amount or an integral multiple of $1,000 in excess thereof) at any time prior to the close of business on the Business Day prior to the Change in Control Purchase Date by delivering a written notice of withdrawal to the Paying Agent in accordance with the terms of the Indenture.

      If cash sufficient to pay the Change in Control Purchase Price of all 2021 Debentures or portions thereof to be purchased as of the Change in Control Purchase Date, is deposited with the Paying Agent on the Business Day following the Change in Control Purchase Date, all interest shall cease to accrue on such 2021 Debentures (or portions thereof) immediately after such

Change in Control Purchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Change in Control Purchase Price upon surrender of such 2021 Debenture).

CONVERSION

      Subject to the terms of the Indenture, the Holder of a 2021 Debenture may convert the 2021 Debenture into shares of Common Stock: (1) if, as of the last day of the preceding fiscal quarter, the closing sale price of Common Stock for at least 20 Trading Days in a period of 30 consecutive Trading Days ending on the last trading day of that preceding fiscal quarter is more than 110% of the Conversion Price (as adjusted in accordance with the Indenture), (2) if the 2021 Debentures have been called for redemption or (3) upon the occurrence of certain corporate transactions or distributions described in the Indenture. A 2021 Debenture in respect of which a Holder has delivered a Repurchase Notice or a Change in Control Purchase Notice exercising the option of such Holder to require the Company to purchase such 2021 Debenture may be converted only if such notice of exercise is withdrawn in accordance with the terms of the Indenture. The initial Conversion Rate is 25.5467 shares of Common Stock per $1,000 principal amount, subject to adjustment upon the occurrence of certain events described in the Indenture. The Company shall deliver cash or a check in lieu of any fractional share of Common Stock.

      A Holder's right to convert the 2021 Debentures into Common Stock of the Company is also subject to the Company's right to elect to pay such Holder the amount of cash set forth in the next succeeding sentence in lieu of delivering all or part of such Common Stock; provided, however, that if such payment of cash is not permitted pursuant to the provisions of the Indenture, the Company shall deliver Common Stock (and cash in lieu of fractional shares of Common Stock) in accordance with the Indenture, whether or not the Company has delivered a notice pursuant to the Indenture to the effect that the 2021 Debentures will be paid in cash. The amount of cash to be paid for each $1,000 principal amount of a 2021 Debenture shall be equal to the average Sale Price of a share of Common Stock of the Company for the five consecutive Trading Days immediately following (i) the date of the Company's notice of its election to deliver cash upon conversion, if the Company shall not have given a notice of redemption pursuant to the Indenture, or (ii) the Conversion Date, in the case of a conversion following such a notice of redemption specifying an intent to deliver cash or a combination of cash and Common Stock upon conversion, in either case multiplied by the Conversion Rate in effect on such Conversion Date. If the Company shall elect to make such payment wholly in shares of Common Stock, then such shares shall be delivered through the Conversion Agent to Holders surrendering 2021 Debentures as promptly as practicable but in any event no later than the fifth Business Day following the Conversion Date. If, however, the Company shall elect to make any portion of such payment in cash, then the payment, including any delivery of shares of Common Stock, shall be made to Holders surrendering 2021 Debentures no later than the tenth Business Day following the Conversion Date.

      The Company may not pay cash in lieu of delivering all or part of such shares of Common Stock upon the conversion of any 2021 Debenture pursuant to the terms of the Indenture (other than cash in lieu of fractional shares) if there has occurred (prior to, on or after, as the case may be, the Conversion Date or the date on which the Company delivers its notice specifying whether each Conversion shall be converted into shares of Common Stock or cash) and is continuing an Event of Default (other than a default in such payment on such 2021 Debentures).

      A Holder may convert a portion of a 2021 Debenture if the principal amount of such portion is $1,000 or an integral multiple of $1,000. No payment or adjustment shall be made for dividends on the Common Stock except as provided in the Indenture. On conversion of a 2021 Debenture, except as otherwise provided in the Supplemental Indenture, that portion of accrued and unpaid interest on the converted 2021 Debenture attributable to the period from the most recent Interest Payment Date (or, if no Interest Payment Date has occurred, from the Issue Date) through the Conversion Date with respect to the converted 2021 Debenture shall not be cancelled, extinguished or forfeited, but rather shall be deemed to be paid in full to the Holder thereof through delivery of the Common Stock (together with the cash payment, if any, in lieu of fractional shares), or cash in lieu thereof, in exchange for the 2021 Debenture being converted pursuant to the provisions hereof, and the fair market value of such shares of Common Stock (together with any such cash payment in lieu of fractional shares), or cash in lieu thereof, shall be treated as issued in exchange for the principal amount of the 2021 Debenture being converted pursuant to the provisions hereof.

      2001 Debentures or portions thereof surrendered for conversion during the period from the close of business on any Regular Record Date immediately preceding any Interest Payment Date to the opening of business on such Interest Payment Date shall (except for 2021 Debentures called for redemption pursuant to Article Five of the Supplemental Indenture on a Redemption Date that occurs during the period between the close of business on a Regular Record Date and the opening of business on the fourth business day after the Interest Payment Date to which such Regular Record Date relates) be accompanied by payment to the Company or its order, in New York Clearing House funds or other funds acceptable to the Company, of an amount equal to the interest payable on such Interest Payment Date on the principal amount of 2021 Debentures or portions thereof being surrendered for conversion.

      No fractional shares will be issued upon conversion; in lieu thereof, an amount will be paid in cash based upon the Sale Price of the Common Stock on the Trading Day immediately prior to the Conversion Date.

      To convert a 2021 Debenture, a Holder must (a) complete and manually sign the conversion notice set forth below and deliver such notice to a Conversion Agent, (b) surrender the 2021 Debenture to the Conversion Agent, (c) furnish appropriate endorsements and transfer documents (including any certification that may be required under applicable law) if required by the Conversion Agent, and (d) pay any transfer or similar tax, if required.

REPURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER

      Subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase, at the option of the Holder, the 2021 Debentures held by such Holder on any April 15 in the years 2005, 2008 and 2011 at a Repurchase Price equal to 100% of the principal amount thereof plus accrued and unpaid interest to, but excluding, the Repurchase Date, upon delivery of a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 20 Business Days prior to such Repurchase Date until the close of business on such Repurchase Date and upon delivery of the 2021 Debentures to the Paying Agent by the Holder as set forth in the Indenture.

      The Repurchase Price may be paid, at the option of the Company, in cash or by the issuance of Common Stock (as provided in the Indenture), or in any combination thereof.

      Holders have the right to withdraw any Repurchase Notice by delivering to the Paying Agent a written notice of withdrawal prior to the close of business on the Repurchase Date in accordance with the provisions of the Indenture.

      If cash (and/or securities if permitted under the Indenture) sufficient to pay the Repurchase Price of all 2021 Debentures or portions thereof to be purchased as of the Repurchase Date, is deposited with the Paying Agent on the Business Day following the Repurchase Date, all interest shall cease to accrue on such 2021 Debentures (or portions thereof) immediately after such Repurchase Date, and the Holder thereof shall have no other rights as such (other than the right to receive the Repurchase Price upon surrender of such 2021 Debenture).

CONVERSION ARRANGEMENT ON CALL FOR REDEMPTION

      Any 2021 Debentures called for redemption, unless surrendered for conversion before the close of business on the Redemption Date, may be deemed to be purchased from the Holders of such 2021 Debentures at an amount not less than the Redemption Price by one or more investment bankers or other purchasers who may agree with the Company to purchase such 2021 Debentures from the Holders, to convert them into Common Stock of the Company and to make payment for such 2021 Debentures to the Paying Agent in trust for such Holders.

TRANSFER

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this 2021 Debenture is registrable in the Security Register, upon surrender of this 2021 Debenture for registration or transfer at the office or agency in a Place of Payment for the 2021 Debentures, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new 2021 Debentures, of any authorized denominations and for the same aggregate principal amount, executed by the Company and authenticated and delivered by the Trustee, will be issued to the designated transferee or transferees.

      The Securities are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations set forth therein and on the face of this 2021 Debenture, 2021 Debentures are exchangeable for a like aggregate principal amount of 2021 Debentures of a different authorized denomination as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this 2021 Debenture for registration of transfer, the Company, the Trustee or any agent of the Company or the Trustee may treat the Person in whose name this 2021 Debenture is registered as the owner hereof for all purposes, whether or not this 2021 Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

OWNERSHIP LIMITATION ON 2021 DEBENTURES

      In order to permit the Company to retain its status as a publicly traded corporation under the proposed Treasury regulations to Section 883 of the Internal Revenue Code of 1986, as amended (the "Code"), 2021 Debentures generally may not be transferred if the transfer would result in the ownership, including 2021 Debentures and other convertible securities of the Company on an as-converted basis, by one Person or a group of related Persons by virtue of the attribution provisions of the Code, of more than 4.9% of the outstanding Common Stock of the Company.

AMENDMENT, SUPPLEMENT AND WAIVER

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the 2021 Debentures under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the 2021 Debentures at the time Outstanding. The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the 2021 Debentures at the time Outstanding, on behalf of the Holders of all 2021 Debentures, to waive compliance by the Company with certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this 2021 Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this 2021 Debenture and of any 2021 Debenture issued upon the registration of transfer hereof or in exchange hereof or in lieu hereof, whether or not notation of such consent or waiver is made upon this 2021 Debenture.

SUCCESSOR CORPORATION

      When a successor corporation assumes all the obligations of its predecessor under the 2021 Debentures and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation will (except in certain circumstances specified in the Indenture) be released from those obligations.

DEFAULTS AND REMEDIES

      Under the Indenture, Events of Default include (i) default in the payment of interest when it becomes due and payable or in the payment of any Liquidated Damages which default in either case continues for a period of 30 days; (ii) default in payment of the principal amount, Redemption Price, Repurchase Price or Change in Control Purchase Price, as the case may be, in respect of the Securities when the same becomes due and payable; (iii) failure by the Company to comply with other agreements in the Indenture or the Securities, subject to notice and lapse of time; (iv) default under any bond, debenture, note or other evidence of indebtedness for money borrowed of the Company or any Subsidiary having an aggregate outstanding principal amount of in excess of $30,000,000 (excluding such indebtedness of any Subsidiary other than a Significant Subsidiary, all the indebtedness of which is nonrecourse to the Company or any other Subsidiary), which default shall be with respect to payment or shall have resulted in such indebtedness being accelerated, without such indebtedness being discharged or such acceleration having been rescinded or annulled, subject to notice and passage of time; and (v) certain events of bankruptcy, insolvency or reorganization of the Company or any Significant Subsidiary. If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal amount through the acceleration date of and accrued and unpaid interest on the Securities of this series may be declared due and payable in the manner and with the effect provided in the Indenture. If an Event of Default occurs as a result of certain events of bankruptcy, insolvency or reorganization of the Company, the principal amount of and accrued and unpaid interest on the Securities Outstanding shall become due and payable immediately without any declaration or other act on the part of the Trustee or any Holder, all as and to the extent provided in the Indenture.

INDENTURE

      The Company issued the Securities under an Indenture dated as of April 25, 2001, as supplemented and amended by a Supplemental Indenture dated as of April 25, 2001 (as amended, the "Indenture"), among the Company and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Securities themselves and the Trust Indenture Act of 1939, as in effect from time to time (the "TIA"). Capitalized terms used herein and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of those terms.

NO RECOURSE AGAINST OTHERS

      No recourse shall be had for the payment of the principal of or the interest, if any, on this 2021 Debenture, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment of penalty or otherwise, all such liability being, by acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

AUTHENTICATION

      This 2021 Debenture shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this 2021 Debenture.

INDENTURE TO CONTROL; GOVERNING LAW

      In the case of any conflict between the provisions of this 2021 Debenture and the Indenture, the provisions of the Indenture shall control.

      THE INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW RULES OF SAID STATE.

ABBREVIATIONS AND DEFINITIONS

      Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors
Act).

      All terms defined in the Indenture and used in this 2021 Debenture but not specifically defined herein are defined in the Indenture and are used herein as so defined.

                                CONVERSION NOTICE

      To convert this 2021 Debenture into Common Stock of the Company, check the box: / /

      To convert only part of this 2021 Debenture, state the principal amount to be converted (must be $1,000 or a multiple of $1,000): $__________.

      If you want the stock certificate made out in another person's name, fill in the form below:

--------------------------------------------------------------------------------
               (Insert other person's soc. sec. or tax I.D. no.)

--------------------------------------------------------------------------------
           (Print or type other person's name, address and zip code)

Your Signature:___________________________________  Date:_______________________
(Sign exactly as your name appears on the other side of this 2021 Debenture)

(3)Signature guaranteed by:_____________________________________________________


By:_________________________________



















----------
(3) The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

                 OPTION OF HOLDER TO ELECT PURCHASE ON CHANGE IN
                                     CONTROL

      If you want to elect to have this 2021 Debenture purchased, in whole or in part, by the Company pursuant to Section 701 of the Indenture, check the following box: / /

      If you want to have only part of this 2021 Debenture purchased by the Company pursuant to Section 701 of the Indenture, state the principal amount you want to be purchased (must be $1,000 or a multiple of $1,000): $____________.

(3)Signature guaranteed by:_____________________________________________________


By:__________________________________




















----------
(3) The Signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or
(iv) such other guaranty program acceptable to the Trustee.

SCHEDULE OF EXCHANGES OF SECURITIES(4)

      The following exchanges, redemptions, repurchases or conversions of a part of this Global Security have been made:


                              AMOUNT OF DECREASE IN      AMOUNT OF INCREASE IN
                             PRINCIPAL AMOUNT OF THIS   PRINCIPAL AMOUNT OF THE
    DATE OF TRANSACTION          GLOBAL SECURITY            GLOBAL SECURITY
--------------------------- --------------------------  ------------------------












----------
(4)   This schedule should be included only if the Security is a Global
      Security.

                                                                         ANNEX B



                              TRANSFER RESTRICTIONS
                      RELATING TO PROPOSED TAX REGULATIONS

      (a) For purposes of this Annex B, the following terms shall have the following meanings:

      "BENEFICIAL OWNERSHIP" shall mean ownership of Shares (including Shares deemed to be held as a result of ownership of the 2021 Debentures) by a Person who would be treated as an owner of such Shares directly, indirectly or constructively through the application of Section 267(b) of the Code, as modified in any way by Section 883 of the Code and the regulations promulgated thereunder. The terms "Beneficial Owner", "Beneficially Owns" and "Beneficially Owned" shall have correlative meanings.

      "CHARITABLE BENEFICIARY" shall mean the organization or organizations described in Section 170(c)(2) and 501(c)(3) of the Code selected by the Excess Debentures Trustee.

      "CODE" shall mean the United States Internal Revenue Code of 1986, as amended from time to time.

      "EXCESS DEBENTURES" shall mean 2021 Debentures resulting from an event described in subsection (c) hereof.

      "EXCESS DEBENTURES TRUST" shall mean the trust created pursuant to this Annex B.

      "EXCESS DEBENTURES TRUSTEE" shall mean a Person, who shall be unaffiliated with the Company, any Purported Beneficial Transferee and any Purported Record Transferee, appointed by the Company as the trustee of the Excess Debentures Trust.

      "EXISTING HOLDERS" shall mean (i) any member of the group of Persons that jointly filed Amendment No. 2 to the Third Amended and Restated Schedule 13D with the United States Securities and Exchange Commission on January 19, 2001 with respect to the beneficial ownership of shares of Common Stock; and (ii) any Permitted Transferee.

      "MARKET PRICE" of the 2021 Debentures on any date shall mean the average of the Closing Price for the five (5) consecutive trading days ending on such date, or if such date is not a trading date, the five consecutive trading days preceding such date. The "Closing Price" on any date shall mean (i) the last sale price, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system if the 2021 Debentures are listed or admitted to trading on the New York Stock Exchange, or
(ii) if the 2021 Debentures are not listed or admitted to trading on the New York Stock Exchange, the last sale price, regular way, or in case no such sale takes place on such day, the average of the closing bid and asked prices, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the 2021 Debentures are listed or admitted to trading, or (iii) if the 2021 Debentures are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of

Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use, or (iv) if the 2021 Debentures are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the 2021 Debentures selected by the Company. Such Market Price shall be expressed as a percentage price per $1,000 of principal amount of the 2021 Debentures.

      "OWNERSHIP LIMIT" shall mean, in the case of a Person other than an Existing Holder, Beneficial Ownership of more than four and nine-tenths percent (4.9%), by value, vote or number, of the Shares. The Ownership Limit shall not apply to any Existing Holder.

      "PERMITTED TRANSFER" shall mean a Transfer by an Existing Holder to any Person which does not result in the Company losing its exemption from taxation on gross income derived from the international operation of a ship or ships within the meaning of Section 883 of the Code. Any such transferee is herein referred to as a "Permitted Transferee."

      "PERSON" shall mean a person as defined by Section 7701(a) of the Code.

      "PURPORTED BENEFICIAL HOLDER" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares or 2021 Debentures in excess of the Ownership Limitation) which results in Excess Debentures, the Person for whom the Purported Record Holder held 2021 Debentures that, pursuant to subsection (c) hereof, became Excess Debentures upon the occurrence of such event.

      "PURPORTED BENEFICIAL TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Debentures, the purported beneficial transferee for whom the Purported Record Transferee would have acquired 2021 Debentures if such Transfer had been valid under subsection (b) hereof.

      "PURPORTED RECORD HOLDER" shall mean, with respect to any event (other than a purported Transfer, but including holding Shares or 2021 Debentures in excess of the Ownership Limitation) which results in Excess Debentures, the record holder of the 2021 Debentures that, pursuant to subsection (c) hereof, became Excess Debentures upon the occurrence of such event.

      "PURPORTED RECORD TRANSFEREE" shall mean, with respect to any purported Transfer which results in Excess Debentures, the record holder of the 2021 Debentures if such Transfer had been valid under subsection (b) hereof.

      "RESTRICTION TERMINATION DATE" shall mean such date as may be determined by the Company in its sole discretion (and for any reason) as the date on which the ownership and transfer restrictions set forth in this Annex B should cease to apply.

      "SHARES" shall means shares of the Company as may be authorized and issued from time to time pursuant to its Articles of Incorporation. For purposes of determining a Person's Beneficial Ownership of any Shares, the conversion of the 2021 Debentures and any other convertible securities held by such Person shall be deemed effected and any option, warrant or similar instrument held by such Person shall be deemed exercised.

      "TRANSFER" shall mean any sale, transfer, gift, hypothecation, pledge, assignment, devise or other disposition of the Shares or the 2021 Debentures (including (i) the granting of any option or interest similar to an option (including an option to acquire an option or any series of such options) or entering into any agreement for the sale, transfer or other disposition of the 2021 Debentures or (ii) the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for the 2021 Debentures or Shares, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise. For purposes of this definition, whether securities or rights are convertible or exchangeable for the 2021 Debentures or Shares shall be determined in accordance with Sections 267(b) and 883 of the Code.

      Terms used in this Annex B, but not defined herein, shall have the meaning set forth in the Supplemental Indenture.

      (b) Except as provided in subsection (i) hereof, until the Restriction Termination Date: (1) no Person (other than an Existing Holder) shall Beneficially Own Shares and/or 2021 Debentures representing Shares in excess of the Ownership Limit; (2) any Transfer that, if effective, would result in any Person (other than an Existing Holder) Beneficially Owning Shares and/or 2021 Debentures representing Shares in excess of the Ownership Limit shall be void ab initio as to the Transfer of that amount of the 2021 Debentures representing Shares which would be otherwise Beneficially Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such 2021 Debentures in excess of the Ownership Limit; and (3) any Transfer of the 2021 Debentures that, if effective, would result in the Company being "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall be void ab initio as to the Transfer of that amount of such 2021 Debentures which would cause the Company to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder and the intended transferee shall acquire no rights in such 2021 Debentures.

      (c) (1) If, notwithstanding the other provisions contained in this Supplemental Indenture, at any time until the Restriction Termination Date, there is a purported Transfer or other event such that any Person (other than an Existing Holder) would Beneficially Own Shares and/or 2021 Debentures representing Shares in excess of the Ownership Limit, then, except as otherwise provided in subsection (i) hereof, such 2021 Debentures representing Shares which would be in excess of the Ownership Limit, shall automatically be designated as Excess Debentures, as further described below. The designation of such 2021 Debentures as Excess Debentures shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such 2021 Debentures owned directly by a Person as Excess Debentures, such Person still owns 2021 Debentures representing Shares in excess of the applicable Ownership Limit, 2021 Debentures representing Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Debentures until such Person does not Beneficially Own Shares and/or 2021 Debentures representing Shares in excess of the applicable Ownership Limit. Where such Person owns 2021 Debentures constructively through one or more Persons and the 2021 Debentures as held by such other Persons must be designated as Excess Debentures, the designation of 2021 Debentures held by such other Persons as Excess Debentures shall be pro rata.

            (2) If, notwithstanding the other provisions contained in this Supplemental Indenture, at any time until the Restriction Termination Date, there is a purported Transfer or other event which, if effective, would cause the Company to become "closely held" within the meaning of Section 883 of the Code and regulations promulgated thereunder, then, except as otherwise provided in subsection (i) hereof, the 2021 Debentures being Transferred or which are otherwise affected by such event and which, in either case, would cause, when taken together with all 2021 Debentures and Shares, the Company to be "closely held" within the meaning of Section 883 of the Code and the regulations promulgated thereunder shall automatically be designated as Excess Debentures. The designation of such 2021 Debentures as Excess Debentures shall be effective as of the close of business on the business day prior to the date of the Transfer or other event. If, after designation of such 2021 Debentures owned directly by a Person as Excess Debentures, such Person still owns 2021 Debentures representing Shares in excess of the applicable Ownership Limit, 2021 Debentures representing Shares Beneficially Owned by such Person constructively in excess of the Ownership Limit shall be designated as Excess Debentures until such Person does not own Shares and/or 2021 Debentures or in excess of the applicable Ownership Limit. Where such Person owns 2021 Debentures constructively through one or more Persons and the 2021 Debentures held by such other Persons must be designated as Excess Debentures, the designation of 2021 Debentures held by such other Persons as Excess Debentures shall be pro rata.

      (d) If the Company shall at any time determine in good faith that a purported Transfer or other event has taken place in violation of subsection (b) hereof or that a Person intends to acquire or has attempted to acquire 2021 Debentures representing Beneficial Ownership of Shares in violation of subsection (b) hereof, the Company may take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or other event, including, but not limited to, refusing to give effect to such Transfer or other event on the books of the Company and the Trustee, instituting proceedings to enjoin such Transfer or other event or transaction, provided, however, that any Transfers or attempted Transfers (or, in the case of events other than a Transfer, Beneficial Ownership) in violation of subsection (b) hereof shall be void ab initio and automatically result in the designation and treatment described in subsection
(c) hereof, irrespective of any action (or non-action) by the Company.

      (e) Any Person who acquires or attempts to acquire 2021 Debentures in violation of subsection (b) hereof, or any Person who is a purported transferee such that Excess Debentures result under subsection (c) hereof, shall immediately give written notice to the Company of such Transfer, attempted Transfer or other event and shall provide to the Company such other information as the Company may request in order to determine the effect, if any, of such Transfer or attempted Transfer or other event on the Company's status as qualifying for exemption from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code.

      (f) Prior to the Restriction Termination Date: (1) every Person who holds 2021 Debentures and/or Shares representing Beneficial Ownership of three percent (3%) or more, by vote, value or number, or such lower percentages as required pursuant to regulations under the Code, of the outstanding Shares (including any 2021 Debentures deemed to be converted into Shares) shall promptly after becoming such a three percent (3%) Beneficial Owner, give written notice to the Company stating the name and address of such Beneficial Owner, the general ownership structure of such Beneficial Owner, the number of shares of each class of Shares and/or the amount of 2021 Debentures Beneficially Owned, and a description of how such Shares or 2021 Debentures are held and (2) each Person who is a Beneficial Owner of Shares (including 2021 Debentures deemed to be converted into Shares) or 2021 Debentures and each Person (including the holder of record) who is holding Shares or 2021 Debentures for a Beneficial Owner shall provide on demand to the Company such information as the Company may request from time to time in order to determine the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

      (g) Nothing contained in this Supplemental Indenture shall limit the ability of the Company to take such other action as it deems necessary or advisable to protect the interests of the Company by preservation of the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code and to ensure compliance with the Ownership Limit.

      (h) Reserved.

      (i) The Company upon receipt of a ruling from the Internal Revenue Service or an opinion of tax counsel, satisfactory to it in its sole and absolute discretion, in each case to the effect that the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of Section 883 of the Code will not be jeopardized, may exempt a Person (or may generally exempt any class of Persons) from the Ownership Limit if the Company, in its sole discretion, ascertains that such Person's (or Persons') Beneficial Ownership of Shares and/or 2021 Debentures will not jeopardize the Company's status as exempt from taxation on gross income from the international operation of a ship or ships within the meaning of
Section 883 of the Code. The Company may require representations and undertakings from such Person or Persons as are necessary to make such determination.

      (j) Prior to the Restriction Termination Date, each certificate for the 2021 Debentures shall bear the following legend:

      THIS SECURITY IS SUBJECT TO LIMITATIONS ON OWNERSHIP CONTAINED IN THE INDENTURE, IN ORDER TO PERMIT THE COMPANY TO RETAIN ITS STATUS AS A PUBLICLY TRADED CORPORATION UNDER PROPOSED TREASURY REGULATIONS UNDER SECTION 883 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED.

      (k) Upon any purported Transfer or other event that results in Excess Debentures pursuant to subsection (b) or (c) hereof, such Excess Debentures shall be deemed to have been transferred to the Excess Debentures Trustee, as trustee of the Excess Debentures Trust, for the benefit of the Charitable Beneficiary effective as of the close of business on the business day prior to the date of the Transfer or other event. The Purported Record Transferee or Purported Record Holder shall have no rights in such Excess Debentures. The Purported Beneficial Transferee or Purported Beneficial Holder shall have no rights in such Excess Debentures except as provided in subsection (m). The Excess Debentures Trustee may resign at any time so long as the Company shall have appointed a successor trustee. The Excess Debentures Trustee shall, from time to time, designate one or more charitable organization or organizations as the Charitable Beneficiary.

      (l) Excess Debentures shall be entitled to the same interest or distributions as determined as if the designation of Excess Debentures had not occurred. Any interest or distributions paid prior to the discovery by the Company that the 2021 Debentures have been designated as Excess Debentures shall be repaid to the Excess Debentures Trust upon demand.

Otherwise, any interest or distributions on the Excess Debentures shall be paid to the Excess Debentures Trust. All interest or distributions received or other income earned by the Excess Debentures Trust shall be paid over to the Charitable Beneficiary.

      (m) Excess Debentures shall be transferable only as provided in this subsection (m). At the direction of the Company, the Excess Debentures Trustee shall transfer the Excess Debentures held in the Excess Debentures Trust to a Person or Persons (including, without limitation, the Company under subsection
(n) below) whose ownership of such 2021 Debentures shall not violate the Ownership Limit or otherwise cause the Company to become "closely held" within the meaning of Section 883 of the Code within 180 days after the later of (i) the date of the Transfer or other event which resulted in Excess Debentures and
(ii) the date the Company determines in good faith that a Transfer or other event resulting in Excess Debentures has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to subsection (e) hereof. If such a transfer is made, the interest of the Charitable Beneficiary shall terminate, the designation of such 2021 Debentures as Excess Debentures shall thereupon cease and a payment shall be made to the Purported Beneficial Transferee, Purported Beneficial Holder and/or the Charitable Beneficiary as described below. If the Excess Debentures resulted from a purported Transfer, the Purported Beneficial Transferee shall receive a payment from the Excess Debentures Trustee that reflects a price for such Excess Debentures equal to the lesser of (A) the price received by the Excess Debentures Trustee and (B)(x) the price such Purported Beneficial Transferee paid for the 2021 Debentures in the purported Transfer that resulted in the Excess Debentures, or (y) if the Purported Beneficial Transferee did not give value for such Excess Debentures (through a gift, devise or other similar event) a price equal to the product of
(1) the Market Price of such 2021 Debentures on the date of the purported Transfer that resulted in the Excess Debentures and (2) the aggregate principal amount of such Excess Debentures. If the Excess Debentures resulted from an event other than a purported Transfer, the Purported Beneficial Holder shall receive a payment from the Excess Debentures Trustee that reflects a price for Excess Debentures equal to the lesser of (A) the price received by the Excess Debentures Trustee and (B) the product of (1) the Market Price of such 2021 Debentures on the date of the event that resulted in Excess Debentures and (2) the aggregate principal amount of such Excess Debentures. Prior to any transfer of any interest in the Excess Debenture Trust, the Company must have waived in writing its purchase rights, if any, under subsection (n) hereof. Any funds received by the Excess Debentures Trustee in excess of the funds payable to the Purported Beneficial Holder or the Purported Beneficial Transferor shall be paid to the Charitable Beneficiary. The Company shall pay the costs and expenses of the Excess Debentures Trustee.

      Notwithstanding the foregoing, if the provisions of this subsection (m) are determined to be void or invalid by virtue of any legal decision, statute, rule or regulation, then the Purported Beneficial Transferee or Purported Beneficial Holder of Excess Debentures may be deemed, at the option of the Company, to have acted as an agent on behalf of the Company, in acquiring or holding such Excess Debentures and to hold such Excess Debentures on behalf of the Company.

      (n) Excess Debentures shall be deemed to have been offered for sale by the Excess Debentures Trustee to the Company, or its designee, at a price equal to
(i) in the case of Excess Debentures resulting from a purported Transfer, the lesser of (A) the price of the 2021 Debentures in the transaction that created such Excess Debentures (or, in the case of devise, gift or other similar event, the Market Price of the 2021 Debentures on the date of such devise, gift or other similar event), or (B) the product of (1) the lowest Market Price of the 2021 Debentures which resulted in the Excess Debentures at any time after the date such 2021 Debentures were designated as Excess Debentures and prior to the date the Company, or its designee, accepts such offer and (2) the aggregate principal amount of such Excess Debentures or (ii) in the case of Excess Debentures resulting from an event other than a purported Transfer, the lesser of (A) the product of (1) the Market Price of the 2021 Debentures on the date of such event and (2) the aggregate principal amount of such Excess Debentures or (B) the product of (1) the lowest Market Price for 2021 Debentures at any time from the date of the event resulting in such Excess Debentures and prior to the date the Company, or its designee, accepts such offer and (2) the aggregate principal amount of such Excess Debentures. The Company shall have the right to accept such offer for a period of ninety (90) days after the later of (i) the date of the Transfer or other event which resulted in such Excess Debentures and (ii) the date the Company determines in good faith that a Transfer or other event resulting in Excess Debentures has occurred, if the Company does not receive a notice of such Transfer or other event pursuant to subsection (e) hereof.

      (o) The Company is authorized specifically to seek equitable relief, including injunctive relief, to enforce the provisions of this Annex B. No delay or failure on the part of the Company in exercising any right hereunder shall operate as a waiver of any right of the Company, except to the extent specifically waived in writing.

      (p) The Trustee of the 2021 Debentures shall have no responsibility to monitor the ownership of the 2021 Debentures.

                                   EXHIBIT B-1

                  CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR
              REGISTRATION OF TRANSFER OF RESTRICTED SECURITIES(5)

      Re: 2% Convertible Senior Debentures due 2021 (the "Securities") of Carnival Corporation

      This certificate relates to $___________ principal amount of Securities owned in (check applicable box)

      / /      book-entry or

      / /      definitive form

by ___________________________________________________________ (the
"Transferor").

      The Transferor has requested a Security Registrar or the Trustee to exchange or register the transfer of such Securities.

      In connection with such request and in respect of each such Security, the Transferor does hereby certify that the Transferor is familiar with transfer restrictions relating to the Securities as provided in Section 202 of the Supplemental Indenture dated as of April 25, 2001 (the "Indenture"), between Carnival Corporation and US Bank Trust National Association, as trustee.

      In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act after the later of the date of original issuance of the Securities and the last date, if any, on which such Securities were owned by the Company or any Affiliate of the Company, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

      (1)     / /     to the Company or a subsidiary of the Company; or

      (2)     / /     pursuant to an  effective  registration  statement  under
                      the Securities Act of 1933; or

      (3)     / /     to a "qualified institutional buyer" (as defined in Rule
                      144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

----------
(5) This certificate should only be included if this Security is a Transfer Restricted Security.


                                     B-1-1

      (4)     / /     to an institutional accredited investor, defined in Rule
                      501(a)(1), (2), (3) or (7) of Regulation D under the
                      Securities Act; or

      (5)     / /     pursuant to another available exemption from registration
                      under the Securities Act of 1933.

Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any person other than the registered holder thereof, PROVIDED, HOWEVER, that if box (4) or (5) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company has reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, such as the exemption provided by Rule 144 under such Act.


                                    ____________________________________________
                                    Signature


Signature Guarantee:

________________________________    ____________________________________________
Signature must be guaranteed        Signature


              TO BE COMPLETED BY PURCHASER IF (3) ABOVE IS CHECKED

      The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:________________________    ____________________________________________
                                  NOTICE: To be executed by an executive officer




                                     B-1-2

                                   EXHIBIT B-2

             FORM OF LETTER TO BE DELIVERED BY ACCREDITED INVESTORS

Carnival Corporation
3655 N.W. 87th Avenue,
Miami, Florida  33178-2428
Attention:  Corporate Secretary


US Bank Trust National Association, as Security Registrar
100 Wall Street, 16th floor
New York, NY 10005
Attention:  Corporate Trust Administration


Dear Sirs:

      We are delivering this letter in connection with the proposed transfer of $_____________ principal amount of the 2% Convertible Senior Debentures due 2021 (the "Debentures") of Carnival Corporation (the "Company"), which are convertible into shares of Common Stock of the Company.

      We hereby confirm that:

            (i) we are an "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act of 1933, as amended (the "Securities Act"), or an entity in which all of the equity owners are "accredited investors" within the meaning of Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act (an "Institutional Accredited Investor");

            (ii) the purchase of Debentures by us is for our own account or for the account of one or more other Institutional Accredited Investors or as fiduciary for the account of one or more trusts, each of which is an "accredited investor" within the meaning of Rule 501(a)(7) under the Securities Act and for each of which we exercise sole investment discretion or (B) we are a "bank," within the meaning of Section 3(a)(2) of the Securities Act, or a "savings and loan association" or other institution described in Section 3(a)(5)(A) of the Securities Act that is acquiring Debentures as fiduciary for the account of one or more institutions for which we exercise sole investment discretion;

            (iii) we will acquire Debentures having a minimum aggregate principal amount of not less than $100,000 for our own account or for any separate account for which we are acting;

            (iv) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of purchasing Debentures; and

            (v) we are not acquiring Debentures with a view to distribution thereof or with any present intention of offering or selling Debentures or the Common Stock deliverable upon conversion thereof, except as permitted below; provided that the disposition of our




                                     B-2-1
      property and property of any accounts for which we are acting as fiduciary shall remain at all times within our control.

      We understand that the Debentures were originally offered and sold in a transaction not involving any public offering within the United States within the meaning of the Securities Act and that the Debentures and the shares of Common Stock (the "Securities") issuable upon conversion thereof have not been registered under the Securities Act, and we agree, on our own behalf and on behalf of each account for which we acquire any Debentures, that if in the future we decide to resell or otherwise transfer such Securities prior to the date on which the Securities are transferable pursuant to Rule 144(k) under the Securities Act, such Securities may be resold or otherwise transferred only (i) to the Company or any subsidiary thereof, or (ii) for as long as the Debentures are eligible for resale pursuant to Rule 144A, to a person we reasonably believe to be a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) that purchases for its own account or for the account of such a qualified institutional buyer to which notice is given that the transfer is being made in reliance on Rule 144A, or (iii) to an Institutional Accredited Investor that is acquiring the Security for its own account, or for the account of such an Institutional Accredited Investor for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act, or (iv) pursuant to another available exemption from registration under the Securities Act (if applicable), or (v) pursuant to a registration statement which has been declared effective under the Securities Act and, in each case, in accordance with any applicable securities laws of any State of the United States or any other applicable jurisdiction and in accordance with the legends set forth on the Securities. We further agree to provide any person purchasing any of the Securities other than pursuant to clause (v) above from us a notice advising such purchaser that resales of such securities are restricted as stated herein. We understand that the trustee or the transfer agent, as the case may be, for the Securities will not be required to accept for registration of transfer any Securities pursuant to (iii) or (iv) above except upon presentation of evidence satisfactory to the Company and the trustee that the foregoing restrictions on transfer have been complied with. We further understand that any Securities will be in the form of definitive physical certificates and that such certificates will bear a legend reflecting the substance of this paragraph other than certificates representing Securities transferred pursuant to clause (v) above.

      We acknowledge that the Company, others, the Trustee, the Security Registrar and you will rely upon our confirmations, acknowledgments and agreements set forth herein, and we agree to notify you promptly in writing if any of our representations or warranties herein ceases to be accurate and complete.



                                     B-2-2

      THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

                                          ______________________________________
                                          (Name of Purchaser)

                                          By:___________________________________
                                             Name:
                                             Title:
                                             Address:











                                     B-2-3